Exhibit (a)(1)(A)
NABORS INDUSTRIES LTD.
OFFER TO AMEND THE EXERCISE PRICE OF CERTAIN OPTIONS

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
12:00 MIDNIGHT, EASTERN TIME, ON DECEMBER 28, 2007 UNLESS WE EXTEND THE OFFER.

     By this Offer to Amend the Exercise Price of Certain Options (this “Offer to Amend”), we are giving all eligible employees holding “Eligible Options” (as described below) to purchase our common shares the right to amend all outstanding Eligible Options to increase the per share exercise price thereof and to receive a cash payment in an amount to be determined as described below (we refer to this as the “offer”). Each eligible employee who has Eligible Options outstanding will be provided an addendum/options history (referred to herein as the “Addendum”) setting forth his or her Eligible Options, the new exercise price that would apply to each Eligible Option (if amended), the amount of any cash payment with respect to his or her Eligible Options, and other relevant information. The Addendum will be provided as an attachment to the e-mail from Lisa Wysocki dated November 29, 2007.
     We have determined that certain of your stock options were granted at a discount from fair market value and, therefore, may be subject to adverse personal tax consequences under Section 409A of the United States Internal Revenue Code of 1986, as amended (the “Code”), and, potentially, under applicable state laws. These consequences for eligible employees subject to Section 409A of the Code (“Section 409A”) include income inclusion in the year of exercise of such stock options (or, if vested and outstanding on December 31, 2008, in 2009 and potentially annually thereafter until exercised or expired, and if outstanding and not vested on December 31, 2008, in the year of vesting and potentially annually thereafter until exercised or expired) of such stock options, an additional 20% federal penalty tax and interest charges (at a rate that is 1% higher than the generally applicable interest rate) going back to the date of underpayment of federal income taxes on the income required to be recognized as described above. Amounts so included in income are also potentially subject to applicable Social Security and Medicare taxes. There may also be additional taxes under corresponding provisions of some states’ tax laws. For example, California law imposes a 20% tax with regard to discounted stock options (in addition to the federal 20% tax and any federal and state income taxes). If you elect to participate in the offer, your Eligible Options will be amended and we expect that they will no longer be subject to the adverse personal tax consequences under Section 409A and similar state laws.
     You are an “eligible employee” only if (1) you are an employee of Nabors Industries Ltd. or any of our subsidiaries or affiliates (collectively referred to herein as “Nabors,” the “Company,” “we,” “our” or “us”) as of the last date on which the offer remains open, (2) you are subject to federal income taxation in the United States, and (3) as of the last date on which the offer remains open, you are not and have never been an officer or director of the Company as contemplated by Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
     An option to purchase common shares is subject to the offer (such an option is referred to as an “Eligible Option”) only to the extent that each of the following conditions is met:
•	the option was granted under either the Nabors Industries, Inc. 1996 Employee Stock Plan or the Nabors Industries, Inc. 1998 Employee Stock Plan (together, the “Nabors Stock Plans”);

•	the option has an original exercise price per share that is less than the fair market value per common share underlying the option on the option’s grant date, as determined by Nabors for financial accounting purposes (that is, it was granted at a “discount” to the then-current fair market value of the underlying stock);

i

•	the option was unvested as of December 31, 2004 (but if only a portion of an option grant was unvested as of December 31, 2004, only the unvested portion of the grant will be “Eligible Options”); and

•	the option is held by an eligible employee and is outstanding and unexercised as of the expiration of the period during which the offer remains open.
     This is an all or nothing offer, which means that if you participate, you must participate with respect to all of your Eligible Options. If you are an eligible employee who holds Eligible Options and you elect to participate in the offer, all of your Eligible Options will be amended and you will receive certain consideration, as described below:
     1. Your Eligible Options will be amended to increase the exercise price per share to the fair market value of a common share of Nabors on the date that Nabors determined each Eligible Option was granted for financial accounting purposes (that is, on the Eligible Option’s measurement date for financial accounting purposes) (the “new exercise price”). The fair market value of a common share of Nabors on the actual grant date is determined under the Nabors Stock Plans as the closing price per share on the national securities exchange on which our common shares were traded on such date. If you are an eligible employee and only a portion of your option grant vested or was scheduled to vest after December 31, 2004, then only that unvested portion of the option grant are Eligible Options and will be amended to increase the exercise price. Your Addendum lists your Eligible Options, the original exercise price of your Eligible Options, as well as the new exercise price of the amended options, should you elect to participate in the offer with respect to your Eligible Options; and
     2. In addition, for each tranche of your Eligible Options, you will receive a cash payment in an amount equal to the difference between the new exercise price per share of each amended option and the original exercise price per share (the “exercise price increase”), multiplied by the number of unexercised Eligible Options in that tranche (the sum of all such cash payments with respect to all tranches of your Eligible Options shall constitute the “aggregate exercise price increase”). Cash payments, less any applicable tax withholding, will be paid on or about January 18, 2008 (regardless of whether you are an employee of Nabors or any of its subsidiaries or affiliates at the time of payment).
     Your Addendum lists the number of your Eligible Options and the cash payment you will be entitled to receive for each tranche of your Eligible Options if you elect to participate in the offer. Your Addendum is provided as an attachment to the e-mail from Lisa Wysocki dated November 29, 2007. If you hold options that are listed on the Addendum for which the offer is not applicable (designated by “N/A”), the options are not Eligible Options and are not subject to amendment.
     See Question and Answer 9 of the “Summary Term Sheet and Questions and Answers” section of this Offer to Amend for examples of how the amendment and payment structure will work.
Receipt of Amended Options and Cash Payments
     If you elect to participate in the offer and receive amended options for your Eligible Options, the Eligible Options will be amended immediately following the expiration of the offer, unless we exercise our right to rescind or suspend the offer as described under Section 7 of this Offer to Amend. We currently expect the offer to expire on December 28, 2007 at 12:00 midnight, Eastern Time. Immediately following the expiration of the offer and our acceptance of your election, the document entitled “Amendment to Stock Option Agreement(s) and Agreement to Make Cash Payment” and your Addendum, both of which you received as an attachment to the email from Lisa Wysocki dated November 29, 2007, evidencing the amendment of the Eligible Options you elected to amend and our agreement to make the cash payment, will become effective. Each amended option will be subject to the terms and conditions of the Nabors Stock Plan under which the original option was granted, as amended in accordance with the offer. Any amended option you receive will continue to be subject to the same vesting schedule as applied to the original grant.
     In addition, the “Amendment to Stock Option Agreement(s) and Agreement to Make Cash Payment” will evidence your right to receive a cash payment for the Eligible Options you elected to have amended. Cash payments will be paid on or about January 18, 2008, and all such payments will be subject to any applicable tax withholding.

Cash payments will not be subject to any further vesting conditions, so you will receive any cash payments to which you are entitled by participating in the offer, regardless of whether the Eligible Option is vested and regardless of whether you are an employee of Nabors or any of its subsidiaries or affiliates at the time of payment.
Other Matters
     The offer is not conditioned upon the holders of a minimum number of the outstanding Eligible Options electing to participate in the offer, but the offer is subject to customary conditions, which we describe in Section 7 of this Offer to Amend. You are not required to participate in the offer.
     Our common shares are traded on the New York Stock Exchange under the symbol “NBR.” On November 27, 2007, the closing price of our common shares was $26.59 per share as reported on the NYSE. You should evaluate current market quotes for our common shares, among other factors, before deciding to participate in the offer.
     See “Risks of Participating in the Offer” beginning on page 18 for a discussion of risks that you should consider before participating in the offer.
IMPORTANT — ACTION ITEMS TO PARTICIPATE
     If you elect to participate in the offer, you must accept the offer using the “Approve” voting button in the e-mail from Lisa Wysocki dated November 29, 2007, before 12:00 midnight, Eastern Time, on December 28, 2007.
     Only responses that are complete (including your election to participate in or rejection of the offer), submitted, and actually received by Nabors by 12:00 midnight, Eastern Time, on December 28, 2007, will be accepted. Although we strongly prefer responses to be submitted using the voting button as described above, responses may also be submitted in paper form by mail, e-mail or fax. Responses submitted by any other means, including oral and hand delivery, are not permitted. Responses that are received after 12:00 midnight, Eastern Time, on the expiration date will not be accepted. The delivery of your election is at your risk. Nabors intends to confirm the receipt of your election to participate in the offer by e-mail within two U.S. business days after we receive it. If you have not received an e-mail confirmation that Nabors has received your response, we recommend that you confirm that we have received your election or withdrawal. If you need to confirm receipt after two U.S. business days have elapsed, you may e-mail Lisa Wysocki at Lisa.Wysocki@nabors.com.
     Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the offer. Any representation to the contrary is a criminal offense.
     We recommend that you discuss the personal tax consequences of the offer with your financial, legal and/or tax advisors. You should direct general questions about the terms of the offer or requests for general tax information about the offer by e-mail to Lisa Wysocki at Lisa.Wysocki@nabors.com.

Offer to Amend the Exercise Price of Certain Options, dated November 29, 2007.
     You should rely only on the information contained in this Offer to Amend or documents to which we have referred you. We have not authorized anyone to provide you with different information. We recommend that you consult with your financial, legal and/or tax advisors regarding any personal tax consequences, including any state tax consequences. Although our board of directors has approved the offer, neither we nor our board of directors make any recommendation as to whether you should elect to participate in the offer. The decision to participate in the offer must be your own, after taking into account your personal circumstances and preferences. We are not making an offer of the cash payment or amended options in any jurisdiction in which the offer is not permitted. We are not aware of any jurisdiction where the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the offer will not be made to, nor will options be accepted from, the option holders residing in such jurisdiction. You should not assume that the information provided in this Offer to Amend is accurate as of any date other than the date as of which it is shown, or if no date is otherwise indicated, the date of the offer.

TABLE OF CONTENTS

SUMMARY TERM SHEET AND QUESTIONS AND ANSWERS	2
RISKS OF PARTICIPATING IN THE OFFER	18
THE OFFER	19
1. Eligibility	19
2. Number of Eligible Options and amount of consideration; expiration date	20
3. Purpose of the offer	22
4. Procedures for electing to participate in the offer	23
5. Withdrawal rights and change of election	25
6. Acceptance of Eligible Options for amendment, issuance of cash payments and amended options	26
7. Conditions of the offer	27
8. Price range of shares underlying the Eligible Options	29
9. Source and amount of consideration; terms of amended options and cash payments	29
10. Information concerning the Company	32
11. Interests of directors and executive officers; transactions and arrangements concerning the Eligible Options	33
12. Status of options amended by us in the offer; accounting consequences of the offer	33
13. Legal matters; regulatory approvals	33
14. Material United States federal income tax consequences	34
15. Extension of offer; termination; amendment	37
16. Fees and expenses	38
17. Additional information	38
18. Financial Statements	39
19. Miscellaneous	39
SCHEDULE A Information Concerning the Executive Officers and Directors of Nabors Industries Ltd.	A-1

SUMMARY TERM SHEET AND QUESTIONS AND ANSWERS
     The following are answers to some of the questions that you may have about the offer. You should carefully read this entire Offer to Amend, the accompanying e-mail from Lisa Wysocki dated November 29, 2007, and the election agreement. The offer is made subject to the terms and conditions of these documents as they may be amended. The information in this summary is not complete. Additional important information is contained in the remainder of this Offer to Amend and the other offer documents. We have included in this summary references to other sections in this Offer to Amend to help you find a more complete description of these topics.

Q1.	What is the offer?	3
Q2.	Why is Nabors making the offer?	4
Q3.	Who is eligible to participate in the offer?	4
Q4.	Which options are eligible for amendment in the offer?	5
Q5.	How do I participate in the offer?	5
Q6.	If I participate in the offer, do I have to amend all of my Eligible Options?	6
Q7.	If I decide to participate in the offer, what will happen to my Eligible Options?	7
Q8.	What if I don’t participate in the offer? Will the Company pay my tax consequences?	7
Q9.	What will I receive in return for increasing the exercise price of my Eligible Options?	7
Q10.	When will my Eligible Options be amended and when will I receive the cash payment?	8
Q11.	Why won’t I receive the cash payment immediately following the expiration of the offer?	8
Q12.	Am I required to participate in the offer?	9
Q13.	Once my Eligible Options are accepted for amendment, is there anything I must do to receive the amended options and cash payment?	9
Q14.	When will my amended options vest?	9
Q15.	What happens to my amended stock options if I elect to participate in the offer and there is a change of control of Nabors?	9
Q16.	Will the other terms and conditions of my amended options be the same as my original options?	9
Q17.	What happens to my options if I elect to participate in the offer with respect to Eligible Options but then exercise those options before expiration of the offer?	10
Q18.	What happens to my Eligible Options if I do not submit my election to participate by the expiration date, I am not an eligible employee as of the last date on which the offer remains open, I choose not to participate or my Eligible Options are not accepted?	10
Q19.	I am an eligible employee. Are there any positive or negative tax consequences to my participation in the offer?	11
Q20.	If I choose to participate in the offer, are there circumstances under which my Eligible Options would be amended but I would not receive a cash payment for them?	12
Q21.	What happens to my option and cash payment if I elect to participate in the offer but then my employment with the Company and its subsidiaries and affiliates terminates after expiration of the offer?	13
Q22.	How will Nabors confirm to me that my election agreement has been received?	13
Q23.	Can I elect to participate in the offer with respect to Nabors common shares that I previously acquired upon exercise of options?	13
Q24.	Will my decision to participate in the offer have an impact on my ability to receive options in the future?	13
Q25.	Is this a repricing of options?	13
Q26.	How does Nabors determine whether I have properly elected to participate in the offer?	13
Q27.	When will my amended options expire?	14
Q28.	Will I receive any additional paperwork indicating that my Eligible Options have been amended?	14
Q29.	Are there any conditions to the offer?	14
Q30.	If you extend the offer, how will you notify me?	14
Q31.	How will you notify me if the offer is changed?	14
Q32.	Can I change my mind and withdraw from the offer?	14
Q33.	How do I withdraw my election?	14
Q34.	What if I withdraw my election and then decide again that I want to participate in the offer?	15
Q35.	Can I change my mind about which options with respect to which I want to participate in the offer?	15

Q36.	How should I decide whether or not to elect to participate in the offer with respect to my Eligible Options?	16
Q37.	What happens if I have an option grant that is subject to a domestic relations order or comparable legal document as the result of the end of a marriage?	16
Q38.	Will my amended options remain nonstatutory stock options for United States tax purposes?	16
Q39.	Who can I contact if I need to confirm Nabors’ receipt of my election to participate or withdrawal, I have questions about the offer, I have technical problems with the voting buttons, or if I need additional copies of the offer documents?	16

Q1.	What is the offer?

A1.	The offer is a voluntary opportunity for eligible employees to elect to have certain outstanding options amended and receive a cash payment. This opportunity is described in the following questions and answers, and in the remainder of this Offer to Amend. We believe that participation in the offer will eliminate certain unfavorable personal tax consequences to eligible employees. (See Sections 3 and 14)
Terms Used in the Offer
The following are some terms that are frequently used in this Offer to Amend.
•	“Addendum” refers to the document titled “Addendum/Options History” that is provided to each eligible employee as an attachment to the e-mail from Lisa Wysocki dated November 29, 2007. The Addendum lists your Eligible Options and, for each Eligible Option, lists the original exercise price, the new exercise price if the option is amended and the amount of the cash payment related to the Eligible Option if it is amended.

•	“amended options” refers to Eligible Options that are amended pursuant to the offer.

•	“election agreement” refers to the election agreement that consists of your Addendum and the election agreement terms and conditions.

•	“eligible employees” refers to all individuals who (1) are subject to United States federal income taxation, (2) are employees of Nabors or any of its subsidiaries or affiliates as of the last date on which the offer remains open, and (3) as of that same date, are not and have never been officers or directors of Nabors Industries Ltd. as contemplated by Section 16 of the Exchange Act. Eligible employees may participate in the offer only if and to the extent that they hold Eligible Options.

•	“Eligible Options” refers to all options with respect to which you may elect to participate in the offer in exchange for amended options and the cash payment, as described in Question and Answer 4 and Section 1 of this Offer to Amend, and the agreement evidencing such options, as the context requires. If you may elect to participate in the offer with respect to only a portion of an option grant, that portion is the “Eligible Option.”

•	“executive officers” refers to those officers of Nabors Industries Ltd. listed on Schedule A, including those who are officers as contemplated by Section 16 of the Exchange Act. None of our executive officers is eligible to participate in the offer, and, therefore, none of our officers holds any Eligible Options.

•	“exercise price increase” refers to the difference between the new exercise price per share of the amended option and the original exercise price per share of the Eligible Option. For each tranche of Eligible Options, the cash payment to the eligible employee is the product of the exercise price increase multiplied by the number of Eligible Options in that tranche amended in the offer. The “aggregate exercise price increase” is the sum of cash payments with respect to all tranches of Eligible Options.

•	“expiration date” refers to the date that the offer expires. The expiration date will be December 28, 2007 at 12:00 midnight, Eastern Time, unless the offer is extended. We may extend the expiration date at our discretion. If we extend the offer, the term “expiration date” will refer to the time and date at which the extended offer expires. Eligible Options amended in the offer will be amended as of the expiration date (on the same date but following the expiration of the offer).

•	“Nabors Stock Plans” refers to the Nabors Industries, Inc. 1996 Employee Stock Plan and the Nabors Industries, Inc. 1998 Employee Stock Plan.

•	“new exercise price” refers to the exercise price per share at which amended options may be exercised to purchase Nabors common shares. An amended option’s new exercise price will be equal to the fair market value of a Nabors common share on the date that Nabors determined the option was actually granted, as determined by Nabors for financial accounting purposes (that is, the option’s measurement date for financial accounting purposes). The fair market value of a share of Nabors’ common shares on the actual grant date is determined under the Nabors Stock Plans as the closing price per share on the national securities exchange on which our common shares were traded on such date. Your Addendum lists the new exercise price for each of your Eligible Options should you elect to participate in the offer with respect to such options.

•	“offer period” or “offering period” refers to the period from the commencement of the offer to the expiration date. This period will commence on November 29, 2007, and end at 12:00 midnight, Eastern Time, on December 28, 2007, unless the offer is extended.

•	“option’’ generally refers to an option to purchase one or more of our common shares.

•	“original exercise price” refers to the original exercise price of an Eligible Option. Your Addendum lists the original exercise price of each of your Eligible Options.

•	“Section 409A” refers to Section 409A of the United States Internal Revenue Code of 1986, as amended, and the applicable guidance thereunder.

Q2.	Why is Nabors making the offer?

A2.	As a result of a previously disclosed internal investigation related to our historical stock option granting practices, Nabors has determined that the actual measurement dates for financial accounting purposes of certain options granted under the Nabors Stock Plans differ from the recorded grant dates of such awards. These options were issued with an exercise price less than the fair market value of the underlying Nabors common shares on the actual date of grant, as determined by Nabors for financial accounting purposes. With respect to eligible employees, Section 409A provides that the options that were granted at a discount and that vest after December 31, 2004 will subject the eligible employees to unfavorable personal federal tax consequences. There may also be additional taxes under similar state laws. If the Eligible Options are amended, the unfavorable federal personal tax consequences as described in Section 14 of this Offer to Amend, will be eliminated. (See Sections 3 and 14)

Q3.	Who is eligible to participate in the offer?

A3.	You may participate in the offer if (1) you are an employee of Nabors or one of its subsidiaries or affiliates as of the last date on which the offer remains open, (2) you are subject to federal income taxation in the United States and (3) as of the last date on which the offer remains open, you are not and have never been an officer or director of Nabors Industries Ltd. as contemplated by Section 16 of the Exchange Act. None of the executive officers or directors of Nabors Industries Ltd. are eligible to participate in the offer. (See Section 1)

Q4.	Which options are eligible for amendment in the offer?

A4.	An option to purchase common shares is an Eligible Option under the offer only if each of the following conditions are met:
•	the option was granted under either of the Nabors Stock Plans;

•	the option has an original exercise price that is less than the fair market value of the common share underlying the option on the option’s grant date, as determined by Nabors for financial accounting purposes (that is, it was granted at a “discount” to the then-current fair market value of the underlying shares);

•	the option was unvested as of December 31, 2004 (but if only a portion of an option grant was unvested as of December 31, 2004, only the unvested portion will be an “Eligible Option”); and

•	the option is held by an eligible employee and is outstanding (i.e., not expired) and unexercised as of the expiration of the period during which the offer remains open.

Q5.	How do I participate in the offer?

A5.	If you choose to participate in the offer, you must select the “Approve” voting button in the e-mail from Lisa Wysocki dated November 29, 2007 before 12:00 midnight, Eastern Time, on the expiration date.

We strongly prefer that you elect to participate in the offer using the voting button as described above, but if you are unable or choose not to utilize this process, you may submit your election by sending your election in the mail or by e-mail or fax using the mailing or e-mail address or fax number listed below. Please allow ample time for any mailed documents to arrive, as they must be received by the expiration date, which, unless extended, is 12:00 midnight, Eastern Time, on December 28, 2007, in order to be accepted. To send your election agreement by mail, e-mail or fax, you must do the following before 12:00 midnight, Eastern Time, on the expiration date:
1.	Print the Addendum and the election agreement terms and conditions (the “election agreement”) attached to Lisa Wysocki’s e-mail dated November 29, 2007.

2.	Properly complete the election agreement by checking the “Accept Offer” box on the last page of the election agreement terms and conditions and signing and dating the page.

3.	Mail, e-mail or fax the properly printed, completed and signed election agreement to:
Lisa Wysocki
Stock Plan Administrator
Nabors Corporate Services, Inc.
515 W. Greens Rd., Suite 1200
Houston, Texas 77067
Fax: 281-775-4349
E-mail: Lisa.Wysocki@nabors.com
     For your acceptance to be effective, Nabors must receive your properly submitted election agreement by 12:00 midnight Eastern Time, on the expiration date. If you mail your election agreement, postmark by this date is not sufficient; the election agreement itself must be received at the above address by the above deadline. If you are unable to print your election agreement, you may e-mail Lisa Wysocki at Lisa.Wysocki@nabors.com to receive a paper form of the election agreement and Addendum.
This is an all or nothing offer, which means that if you participate, you must participate with respect to all of your Eligible Options. To help you determine which of your outstanding options are Eligible Options and to give you the tools to make an informed decision, we will provide you an Addendum listing your

Eligible Options, the new exercise price that will apply if the Eligible Options are amended and the cash payment you will receive for each Eligible Option, if amended. Your Addendum will be attached to Lisa Wysocki’s email dated November 29, 2007. If you hold an option that is listed on the Addendum for which the offer is not applicable (designated by “N/A”), the option is not an Eligible Option and is not eligible for amendment pursuant to the offer.
This is a one-time offer, and we will strictly enforce the election period. We reserve the right to reject any election related to Eligible Options with respect to which you have elected to participate in the offer that we determine are not in appropriate form or that we determine are unlawful to accept. Subject to the terms and conditions of the offer, immediately following the expiration of the offer, we will accept all Eligible Options for amendment with respect to which a proper election to participate in the offer has been made by an eligible employee. (See Section 4)
Your election to participate becomes irrevocable at 12:00 midnight, Eastern Time, on December 28, 2007, unless the offer is extended past that time, in which case your election will become irrevocable after the new expiration date. The only exception is that if for any reason we have not accepted your Eligible Options by 12:00 midnight, Eastern Time, on January 28, 2008, you may withdraw your election at any time thereafter.
We may extend the offer. If we extend the offer, we will issue a press release, e-mail or other communication disclosing the extension by no later than 9:00 a.m., Eastern Time, on the next business day following the previously scheduled expiration date.
If you participate in the offer, you must complete and submit your election using the voting button in Lisa Wysocki’s email or alternate method described above before 12:00 midnight, Eastern Time, on the expiration date. Only responses that are complete, submitted and actually received using the voting button described above (or in paper form by mail, e-mail or fax) by Nabors by 12:00 midnight, Eastern Time, on the expiration date will be accepted; postmark alone by the deadline is insufficient for acceptance by us. Responses received after the deadline will not be accepted by us. The delivery of the election agreement is at your risk. Nabors intends to confirm the receipt of your election to participate in the offer by e-mail within two U.S. business days. If you have not received an e-mail confirmation that Nabors has received your election to participate in the offer, we recommend that you confirm that Nabors has received your election to participate in the offer. If you need to confirm receipt after two U.S. business days have elapsed, you may e-mail Lisa Wysocki at Lisa.Wysocki@nabors.com. Responses may only be submitted using the voting button in Lisa Wysocki’s email dated November 29, 2007 or by mail, e-mail or fax. Responses submitted by any other means, including oral and hand delivery, are not permitted.

Q6.	If I participate in the offer, do I have to amend all of my Eligible Options?

A6.	Yes. You cannot selectively amend your Eligible Options. This is an all or nothing offer, which means that if you participate in the offer at all, you must amend all of your Eligible Options. This also means that you must amend the remaining outstanding portion of any option grant that you have partially exercised if the remaining outstanding portion are Eligible Options. As mentioned above, the portion of an option grant held by an eligible employee that vested on or prior to December 31, 2004 are not “Eligible Options’’ but the portion that vested after December 31, 2004 may be Eligible Options eligible for amendment under the offer.
Eligible Employee Election Example
If you are an eligible employee and you were granted (1) options to purchase 1,000 Nabors common shares, all of which have vested after December 31, 2004, and of which you have already exercised 700 of those options, (2) options to purchase 500 Nabors common shares, all of which remain unexercised and vested after December 31, 2004, and (3) options to purchase 1,000 Nabors common shares, all of which remain unexercised and of which 100 shares vested on or before December 31, 2004, you may elect to amend:

•	all of your Eligible Options, which includes (1) 300 options under your first option grant, (2) 500 options under your second option grant and (3) 900 options under your third option grant; or

•	none of your options.

Q7.	If I decide to participate in the offer, what will happen to my Eligible Options?

A7.	If you elect to participate in the offer, your Eligible Options will be amended as of the expiration date (on the same date but following the expiration of the offer) to increase the exercise price to the amount(s) indicated in the Addendum to Lisa Wysocki’s e-mail dated November 29, 2007. (see Question and Answer 9 below). The expiration date will be December 28, 2007 at 12:00 midnight Eastern Time, unless the offer period is extended. In addition, as of that same date, you will become entitled to receive the cash payment described below.

The amended option will continue to be subject to the terms and conditions of the Nabors Stock Plan under which the Eligible Option was granted as amended in accordance with the offer. (See Section 6)

Q8.	What if I don’t participate in the offer? Will the Company pay my tax consequences?

A8.	If you do not participate in the offer, your options will not be amended and will retain the original exercise price. You may be subject to adverse tax consequences as described in Question and Answer 2, which the Company will not pay.

The Company is making the offer to enable you to eliminate certain adverse personal tax consequences. If you choose not to participate in the offer, Nabors does not plan to compensate you for any adverse personal tax consequences that may result.

Q9.	What will I receive in return for increasing the exercise price of my Eligible Options?

A9.	If you elect to participate in the offer, all of your Eligible Options that are outstanding and unexercised at the expiration date will be amended and you will receive certain consideration, as follows:
1. Such Eligible Options will be amended to increase the exercise price per share to the new exercise price. The new exercise price will be the fair market value of a Nabors common share on the date the option was actually granted, as determined by Nabors for financial accounting purposes (that is, on the option’s measurement date for financial accounting purposes). No other feature of the Eligible Option will change. For example, the vesting schedule will remain as originally granted — it does not get accelerated or decelerated, and you will not have to restart the vesting schedule. Nor will the expiration date of the Eligible Option change; it will remain as originally granted.
If you are an eligible employee and only a portion of your option grant vested or is scheduled to vest after December 31, 2004, then only that portion of the option grant are Eligible Options and will be amended to increase the exercise price. The portion that vested on or before December 31, 2004 is not subject to the adverse personal tax consequences that the offer is designed to allow you to avoid and, consequently, that portion of the option grant will not be eligible for inclusion in the offer. Instead, the portion of any option grant that vested on or before December 31, 2004 will remain outstanding in accordance with its original terms, including its original exercise price.
Your Addendum lists the original exercise price of your Eligible Options, as well as the new exercise price of such options, should you elect to participate in the offer with respect to those options. Your Addendum was attached to Lisa Wysocki’s email dated November 29, 2007.
2. In addition, for your Eligible Options amended in the offer, you will receive a cash payment equal to the aggregate exercise price increase. All cash payments will be subject to applicable tax withholding. The timing of the payment date (i.e., in 2008) is mandated by the applicable governing tax laws and not any Nabors decision. Further, please note that you will receive a single cash payment covering all of your Eligible Options whether or not the options have vested and whether or not you are an employee of Nabors or any of its subsidiaries or affiliates on the payment date. The correction is designed to be a one-time event.
Your Addendum lists the number of Eligible Options and the cash payment you will be entitled to receive (determined as described above) for your Eligible Options if you elect to have your Eligible Options amended. Note that your cash payment is subject to any applicable tax withholding. Your Addendum will be attached to Lisa Wysocki’s email dated November 29, 2007. If you have other stock options to purchase Nabors’ common shares that are not affected by the offer, these will be designated on the Addendum as “N/A’’ to indicate they are not eligible for amendment pursuant to the offer.
Eligible Employee Eligible Option Example
You are an eligible employee and you were issued options to purchase 2,000 Nabors common shares with an original exercise price per share equal to $5.00. 400 of the options vested on or before December 31, 2004. Subsequent to the date of grant, the exercise price per share based upon the measurement date of your options for financial accounting purposes was determined to be $6.00. As of the expiration date, 1,400 options were vested (1,000 of which vested after December 31, 2004) and you had not exercised any of the options. Under the offer, 1,600 options will be considered Eligible Options (the 400 options which vested on or before December 31, 2004 are not subject to Section 409A and are therefore not eligible for the offer). If you elect to participate in the offer, then pursuant to the terms of the offer your options will be amended and you will receive the following:
1. Your Eligible Options will be amended to increase the exercise price to $6.00 per share for 1,600 options. (The exercise price as to the other 400 shares will not be increased.) 1,400 options (including the 400 options that were not amended) will be vested as of the expiration date. Vesting for the remaining 600 options will continue under the vesting provisions of the original option agreement.
2. You will receive a cash payment equal to $1,600.00, which is the product of the exercise price increase, or $1.00 ($6.00 minus $5.00), multiplied by 1,600 options (the options eligible for amendment as of the expiration date of the offer), less any applicable tax withholding, which will be paid on or about January 18, 2008.

Q10.	When will my Eligible Options be amended and when will I receive the cash payment?

A10.	Any Eligible Options with respect to which you have elected to participate in the offer will be amended as of the expiration date (on the same date but immediately following the expiration of the offer and our acceptance of your election). We expect the expiration date will be December 28, 2007 at 12:00 midnight Eastern Time. Immediately following the expiration of the offer, the document entitled “Amendment(s) to Stock Option Agreements and Agreement to Make Cash Payment,” and your Addendum which were attached to Lisa Wysocki’s e-mail dated November 29, 2007, evidencing the amendment of the Eligible Options you elected to amend and our agreement to make the cash payment, will become effective (See Section 6).

In addition, the “Amendment to Stock Option Agreement(s) and Agreement to Make Cash Payment” will evidence your right to receive a cash payment for the Eligible Options you elect to have amended. Any cash payment owed to you will be paid to you, less any applicable tax withholding, on or about January 18, 2008. This payment will not be subject to any vesting conditions or otherwise be subject to forfeiture, which means that if you participate in the offer with respect to your Eligible Options but you terminate employment with Nabors or any of its subsidiaries or affiliates after the expiration of the offer, you will nevertheless receive the cash payment when it is made in January 2008. (See Section 6)

Q11.	Why won’t I receive the cash payment immediately following the expiration of the offer?

A11.	The applicable guidance under Section 409A that allows us to offer you the opportunity to avoid unfavorable personal tax consequences by amending your Eligible Options also imposes certain requirements regarding the timing of receipt of any consideration paid in connection with the amendment of your Eligible Options (in this case, the cash payment). This guidance does not allow us to make cash payments to eligible employees in the same calendar year in which the Eligible Options are amended. Therefore, because the offer is being made and Eligible Options will be amended in 2007 (except if we rescind or postpone the offer, as described in Section 7 and Section 15 of this Offer to Amend) the earliest that cash payments can be made to eligible employees who participate in the offer is in January 2008.

Q12.	Am I required to participate in the offer?

A12.	No. Participation in the offer is completely voluntary.

However, if you do participate in the offer, you must elect to participate in the offer with respect to all of your Eligible Options. (See Section 2)

If you do not participate in the offer, you may be subject to certain adverse personal tax consequences. Please see Question and Answer 19 for a description of the potential tax consequences to you if you decide not to participate in the offer and instead keep your current options.

Q13.	Once my Eligible Options are accepted for amendment, is there anything I must do to receive the amended options and cash payment?

A13.	Once the offer has expired, your Eligible Options will be automatically amended (except if we rescind or postpone the offer, as described in Section 7 and Section 15 of this Offer to Amend). There is nothing that you must do to receive your amended options. Your amended options will be deemed amended as of the expiration date (on the same date but following the expiration of the offer). (See Section 2)

You also do not need to do anything in order to receive your cash payment for your Eligible Options. The cash payment for the Eligible Options will be made on or about January 18, 2008. For your Eligible Options that are amended under the offer, the amount of the cash payment will be equal to the aggregate exercise price increase, less any applicable tax withholding.

Promptly following the expiration of the offer, we will update our records to reflect the changes to your stock option agreements as reflected in the Addendum and the “Amendment to Stock Option Agreement(s) and Agreement to Make Cash Payment’’, both of which you received as attachments to Lisa Wysocki’s November 29, 2007 email, and this will evidence the amendment of your Eligible Options and your right to receive a cash payment for the Eligible Options. This payment will not be subject to any vesting conditions or otherwise be subject to forfeiture.

Q14.	When will my amended options vest?

A14.	If your Eligible Options are amended, they will continue to vest according to their current vesting schedule. Future vesting is subject to your continued employment with Nabors or its affiliates through each relevant vesting date and any other vesting requirements set forth in the Nabors Stock Plans and your stock option agreements. You will not lose any vested options or have to restart the vesting schedule if you elect to participate in the offer. (See Section 9)

Q15.	What happens to my amended stock options if I elect to participate in the offer and there is a change of control of Nabors?

A15.	Your amended options are not subject to accelerated vesting upon a change of control unless your option agreement or any employment agreement with us provides otherwise.

Q16.	Will the other terms and conditions of my amended options be the same as my original options?

A16.	Yes. Except for the new exercise price of your amended options, the terms and conditions of your amended options will remain the same as the terms and conditions of your Eligible Options. In addition, all amended options will continue to be treated as nonstatutory stock options for U.S. tax purposes. (See Sections 2, 9 and 14)

Q17.	What happens to my options if I elect to participate in the offer with respect to Eligible Options but then exercise those options before expiration of the offer?

A17.	If you elect to participate in the offer but exercise some or all of your options that would otherwise be Eligible Options prior to expiration of the offer, as to the options that you exercised, they will not be Eligible Options and will not be eligible to be amended in the offer and you will not avoid the adverse personal tax consequences described herein. You also will not receive a cash payment with respect to the exercised options. To the extent that you exercised them, your options instead will terminate upon exercise in accordance with their terms. (See Question and Answer 18) If you are an eligible employee, with respect to any options that would otherwise be Eligible Options and that you exercise prior to expiration of the offer, you may be required to recognize ordinary income and may also be subject to an additional 20% federal penalty tax and interest. You also may be subject to Social Security and Medicare taxes with respect to options that you exercised and that would have otherwise been Eligible Options. Furthermore, some states, such as California, impose additional penalty taxes and interest charges. (See Section 14)

Q18.	What happens to my Eligible Options if
•	I do not submit my election to participate in the offer by the expiration date,

•	I am not an eligible employee as of the last date on which the offer remains open,

•	I choose not to participate, or

•	my Eligible Options are not accepted?

A18.	If Nabors does not receive your properly completed and submitted election agreement electing to participate in the offer by the deadline, you choose not to participate, you are not an eligible employee as of the last date on which the offer remains open or your Eligible Options are not accepted by us under the offer, your existing Eligible Options will remain outstanding in accordance with their original terms, including, among others, (1) expiration date, including expiration in connection with your termination of employment, (2) exercise price, (3) requirements for exercise, and (4) vesting schedule. As described in Questions and Answers 2 and 25, if you are an eligible employee and, in 2007 or 2008, you exercise any Eligible Options that were not amended under the offer, based on currently applicable guidance under Section 409A, you will be required to recognize ordinary income at the time the options are exercised and you will also be subject to an additional 20% federal penalty tax and interest. Federal income tax withholding and other payroll taxes will also apply and withholding of the 20% penalty tax may also apply. As to any Eligible Options that are not amended under the offer for whatever reason and that you do not exercise in 2007 or 2008 and that are outstanding on December 31, 2008, based on currently applicable guidance under Section 409A, you may be required to recognize income under Section 409A on December 31, 2009 (or such options’ vesting date, if later) based on the spread between the aggregate fair market value of the Nabors common shares subject to such options on that date (or the vesting date, if later) and the exercise price of such options on such date. The 20% additional federal penalty tax will also apply. Interest charges may also apply going back to the date of underpayment of federal income taxes on the income required to be reported as described above. You may also be subject to Social Security and Medicare taxes at the time you are required to recognize such income. In addition, some states, such as California, impose additional penalty taxes and interest charges. We recommend that you consult with your financial, legal and/or tax advisors regarding any personal consequences, including any tax consequences. (See Section 14)

Q19.	I am an eligible employee. Are there any positive or negative tax consequences to my participation in the offer?

A19.	Yes. As a result of your participating in the offer, you may avoid potentially adverse personal tax consequences associated with your Eligible Options under United States federal tax law.

Section 409A and applicable guidance thereunder provide that stock options issued with an exercise price less than the fair market value of the underlying stock on the date of grant (i.e., granted at a discount) are considered nonqualified deferred compensation and must comply with the operating rules of Section 409A. In order to comply with Section 409A, generally, discounted stock options must have fixed exercise dates to avoid early income recognition and an additional 20% tax and possible interest charges.

None of the Eligible Options have fixed exercise dates or such limited exercise periods and, therefore, this non-compliance with Section 409A could subject the eligible employees to income recognition and the additional 20% tax and interest under Section 409A. Based on the applicable guidance as of the date of the offer, with respect to Eligible Options that are not amended under the offer and that are not exercised in 2007 or 2008 and that remain outstanding on December 31, 2008, we believe that, beginning in 2009, or in such later tax year in which the option vests, eligible employees will have income recognition equal to the difference between the fair market value of the shares on the last day of the calendar year in which the option vests or on the date of exercise, if exercised during the year of vesting and the exercise price (the “spread’’) and will be subject to the 20% federal penalty tax, and interest on the spread may also apply going back to the date of underpayment of federal income taxes on the income required to be reported as described above. In addition, we believe that during each subsequent tax year (until the option is exercised or expires), eligible employees will be subject to additional annual income and penalty taxes, and interest, on any increase in value of the underlying stock. As to any of your Eligible Options that are not amended under the offer and are exercised in 2007 or 2008, you will have income recognition in the year of exercise equal to the difference between the fair market value of the shares on the date of exercise and the exercise price and be subject to a 20% federal penalty tax and interest going back to the date of underpayment of federal income taxes on the income required to be reported as described above. Finally, certain states have laws similar to Section 409A. Consequently, eligible employees may also incur additional taxes, penalties and interest charges under state law provisions. For example, as of the date of the offer, California has a provision similar to Section 409A and imposes a 20% tax with regard to discounted stock options (in addition to the federal 20% tax and any federal and state income taxes).

Nabors cannot guarantee any particular tax results related to your Eligible Options. However, Nabors will withhold taxes and report income amounts to the IRS and other taxing authorities as required by applicable guidance. Because the offer involves complex tax considerations, we urge you to consult your financial, legal and/or tax advisor before you make any decisions about participating in the offer.

Example: You are an eligible employee who holds options to purchase 1,000 Nabors common shares with an original exercise price per share of $5.00. Subsequent to the date of grant, the exercise price per share based upon the measurement date of your options for financial accounting purposes was determined to be $6.00. On the initial vesting date of January 1, 2009, a total of 250 of the options vest. On December 31, 2009, the fair market value of a Nabors common share is $10.00 per share and there is a total “spread’’ of $1,250.00. Under the currently applicable guidance, assuming that the options are not amended under this offer to eliminate the discount or fix the exercise date or appropriately limit the exercise period, in 2009, you will have taxable income equal to $1,250.00 (the product of the difference between the $10.00 fair market value at year end and $5.00 exercise price multiplied by the 250 options that vest) for federal and state tax purposes at your applicable income tax rates and also owe an additional $250.00 due to the 20% penalty tax imposed under Section 409A (20% of $1,250.00). If you are a California employee, you may owe an additional $250.00 due to the 20% penalty tax imposed under California law. Additionally, in subsequent years you may owe an interest tax with the calculation of such interest tax being based on any underpayment of federal income tax going back to the original date of vesting and you may owe additional taxes in subsequent years, based on an increase in value of the underlying shares in such years. As additional shares vest in later years, these rules will result in additional income, penalty and possible interest taxes in such vesting years, plus federal income tax on incremental appreciation in later years until exercise. If, for example, you are a resident of Texas and your applicable federal tax rate is 35% and you do not accept the offer with respect to your Eligible Options and you do not exercise them in 2007 or 2008, then beginning in 2009, once the Section 409A penalty tax and federal income taxes are added, you could end up paying 55% on the “spread” of a vested option you may not have yet exercised, plus potential interest charges at the federal under-payment rate plus 1% (currently 9%) of the “spread.” If you reside in a state with a tax similar to Section 409A, additional taxes may apply. If, for example, you are a resident of California and your applicable federal and state income tax rates total of 44.3% and you do not elect to participate in the offer, then, beginning in 2009, once the Section 409A and equivalent California penalty taxes are added, you could end up paying approximately 84.3% on the “spread’’ of a vested option you may not have yet exercised, plus potential interest charges, which may be approximately 9% of the “spread.’’ If you do not elect to participate in the offer and you exercise Eligible Options during 2007 or 2008, the spread will be included in your taxable income in the year of exercise, you will also owe the 20% tax on the spread, and you may owe the interest tax going back to the original date of grant, plus payroll taxes and any applicable state taxes.

Please also see Question and Answer 18 for a description of the potential consequences to you if you decide not to participate in the offer and instead keep your current options.

If you participate in the offer, as to all your Eligible Options that are amended in the offer, we believe that you will not be required under current United States law to recognize income for United States federal income tax purposes on the Eligible Options at the time you elect to participate in the offer. On the expiration date, you should not be required under current law to recognize income for United States federal income tax purposes with respect to any amended options. However, the cash payment you will receive if you participate in the offer will be subject to any applicable income tax withholding and other payroll taxes in the year of payment. In addition, you may have taxable income when you exercise your amended options and when you sell your common shares. (See Section 14)

Uncertainty

Unfortunately, the IRS continues to issue additional guidance under Section 409A regarding discounted stock rights and the inclusion of amounts relating to such rights in taxable income and the reporting of such amounts. We cannot guarantee the effect of any future IRS guidance and will work as quickly as possible when future guidance is issued to analyze it and provide information to our eligible employees regarding such guidance.

In addition, some states impose additional penalty taxes and interest charges. However, because the applicable state income tax laws generally use the Internal Revenue Code rules as the basis for the state income tax, if you are subject to such taxes, as to your Eligible Options that are amended in the offer, the adverse personal state income tax consequences should also be avoided. Further, if you are subject to taxation in the United States, and also are subject to taxation in another country, there may be additional tax consequences relating to your participation in the offer. We recommend that you consult with your financial, legal and/or tax advisors regarding any personal tax consequences, including any state tax consequences.

Q20.	If I choose to participate in the offer, are there circumstances under which my Eligible Options would be amended but I would not receive a cash payment for them?

A20.	No. However, your Eligible Options will not be amended and the cash payment will not be made if we are prohibited from doing so by applicable laws. For example, we could become prohibited from amending options as a result of changes in SEC or New York Stock Exchange rules or applicable laws outside the United States. We do not anticipate any such prohibitions at this time. (See Section 13) Note also that if you exercise any of your Eligible Options before the expiration date, you will not receive a cash payment with respect to the exercised options.

Q21.	What happens to my option and cash payment if I elect to participate in the offer but then my employment with the Company and its subsidiaries and affiliates terminates after expiration of the offer?

A21.	If you elect to participate in the offer with respect to your Eligible Options, such options will be amended immediately following the expiration of the offer and our acceptance of your election (on the same date but following the expiration of the offer). Your amended options will continue to vest according to the vesting schedule of your original Eligible Options. Therefore, if your employment with Nabors and its subsidiaries and affiliates terminates after your Eligible Options are amended pursuant to the offer, your amended options will cease to vest in accordance with their terms.

After the amendment of your Eligible Options, you will also become entitled to receive a cash payment with respect to all of your amended options, less any applicable tax withholding. Such cash payments will not be subject to any further vesting conditions, so you will receive any cash payments to which you are entitled notwithstanding your termination. The cash payment will be made to you on or about January 18, 2008, regardless of whether the amended option is vested. (See Sections 2 and 6)

Q22.	How will Nabors confirm to me that my election agreement has been received?

A22.	Nabors intends to confirm the receipt of your election agreement by e-mail within two U.S. business days after we receive your election to participate in the offer. If you have not received an e-mail confirmation within two U.S. business days, we recommend that you confirm that we have received your election. If you need to confirm receipt after two U.S. business days have elapsed, you may e-mail Lisa Wysocki at Lisa.Wysocki@nabors.com. (See Section 4)

Q23.	Can I elect to participate in the offer with respect to Nabors common shares that I previously acquired upon exercise of options?

A23.	No. The offer relates only to options to purchase Nabors common shares that remain unexercised as of the expiration date and otherwise are Eligible Options. You may not elect to participate in the offer with respect to Nabors common shares that were previously acquired upon exercise of options. (See Section 2)

Q24.	Will my decision to participate in the offer have an impact on my ability to receive options in the future?

A24.	No. Your election to participate or not to participate in the offer will not have any effect on our making future grants of options to purchase common shares, or any other rights to you or anyone else. (See Section 7)

Q25.	Is this a repricing of options?

A25.	Yes. Amendment of your Eligible Options is considered a repricing of options for purposes of applicable financial accounting rules. As a result, the Company may record additional stock-based compensation, if any, equal to the originally measured fair value on the date of grant that has not yet been recognized as of the repricing date, plus any incremental compensation attributed to the modification. The determination of incremental compensation will be based on the excess, if any, of the fair value of the repriced options plus the cash payment that is in excess of the fair value of the options just prior to the repricing. (See Section 12)

Q26.	How does Nabors determine whether I have properly elected to participate in the offer?

A26.	We will determine, at our discretion, all questions about the validity, form, eligibility (including time of receipt), and acceptance of all election agreements. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any election agreement or any options under the offer that we determine are not eligible or in appropriate form or that we determine are unlawful to accept. We will accept all Eligible Options properly elected for participation that are not validly withdrawn, subject to the terms and conditions of the offer. No election to participate with respect to Eligible Options will be deemed to have been properly made until all defects or irregularities have been cured by you or waived by us. We have no obligation to give notice of any defects or irregularities in any election agreement, and we will not incur any liability for failure to give any notice. (See Section 4)

Q27.	When will my amended options expire?

A27.	Your amended options, if any, will expire on the same date as the scheduled expiration of your Eligible Options or earlier upon your termination of employment with the Company, unless your option agreements currently provide for a post-employment exercise period. (See Section 9)

Q28.	Will I receive any additional paperwork indicating that my Eligible Options have been amended?

A28.	No. Immediately following the expiration of the offer, the document entitled “Amendment to Stock Option Agreement(s) and Agreement to Make Cash Payment” and the Addendum, both of which you received as attachments to Lisa Wysocki’s November 29, 2007 email, evidencing the amendment of the Eligible Options you elected to amend and our agreement to make the cash payment, will become effective. This document will be your evidence of the amendment of your Eligible Options and your right to receive a cash payment for the Eligible Options. (See Section 9)

Q29.	Are there any conditions to the offer?

A29.	Yes. The implementation of the offer is not conditioned upon it being accepted with respect to a minimum number of offerees. However, the completion of the offer is subject to a number of customary conditions that are described in Section 7 of this Offer to Amend. (See Section 7)

Q30.	If you extend the offer, how will you notify me?

A30.	If we extend the offer, we will issue a press release, e-mail or other form of communication disclosing the extension no later than 9:00 a.m., Eastern Time, on the next business day following the previously scheduled expiration date. (See Sections 2 and 15)

Q31.	How will you notify me if the offer is changed?

A31.	If we change the offer, we will issue a press release, e-mail or other form of communication disclosing the change no later than 9:00 a.m., Eastern Time, on the next business day following the day we change the offer. (See Section 15)

Q32.	Can I change my mind and withdraw from the offer?

A32.	Yes. You may change your mind after you have submitted an election agreement and withdraw from the offer at any time before the expiration date by selecting the “Reject” voting button in the email from Lisa Wysocki dated November 29, 2007. Although we strongly prefer that you submit your withdrawal using the voting button method, if you choose not to submit your withdrawal using this method, you may submit your withdrawal in paper form via mail, e-mail or fax, however, any withdrawals must be received by us no later than the expiration date. (See Question and Answer 33 and Section 5)

If we extend the expiration date, you may withdraw your election with respect to all of your Eligible Options at any time until the extended offer expires. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election to participate or withdrawal we receive before the expiration date. We must receive your withdrawal prior to the time the extended offer expires in order for your withdrawal to be effective.

Q33.	How do I withdraw my election?

A33.	If you wish to withdraw your election with respect to all of your Eligible Options, you must select the “Reject” voting button in the e-mail from Lisa Wysocki dated November 29, 2007 before 12:00 midnight, Eastern Time, on the expiration date.

Although we strongly prefer that you submit your withdrawal using the voting button method described above, if you wish to withdraw your election and you choose not to submit your withdrawal using this method, you may alternatively submit your withdrawal in paper form by doing the following before the expiration date:
1.	Print your Addendum and the election agreement terms and conditions (the “election agreement”) attached to Lisa Wysocki’s e-mail dated November 29, 2007.

2.	Properly complete the withdrawal by checking the “Reject Offer” box on the last page of the election agreement terms and conditions and signing and dating the page.

3.	Mail, e-mail or fax the properly printed, completed and signed election agreement indicating your withdrawal to:
Lisa Wysocki
Stock Plan Administrator
Nabors Corporate Services, Inc.
515 W. Greens Rd., Suite 1200
Houston, Texas 77067
Fax: 281-775-4349
E-mail: Lisa.Wysocki@nabors.com

Please allow ample time for any mailed documents to arrive; a postmark by the expiration date is not sufficient. Nabors must receive your properly completed and signed paper form of withdrawal by mail, e-mail or fax before the expiration date. The expiration date will be 12:00 midnight, Eastern Time, on December 28, 2007, unless we extend the offer. Withdrawals may only be submitted using the voting button in Lisa Wysocki’s email dated November 29, 2007, mail, e-mail or fax. Withdrawals submitted by any other means, including oral and hand delivery, are not permitted.

If we extend the offer, you may withdraw all of your Eligible Options at any time until the extended expiration date. The delivery of your withdrawal is at your risk. Nabors intends to confirm the receipt of your withdrawal by e-mail within two U.S. business days. If you have not received an e-mail confirmation that Nabors has received your response, we recommend that you confirm that we have received your withdrawal. If you need to confirm receipt after two U.S. business days have elapsed, you may e-mail Lisa Wysocki at Lisa.Wysocki@nabors.com.

Q34.	What if I withdraw my election and then decide again that I want to participate in the offer?

A34.	If you have withdrawn your election to participate and then decide again that you would like to participate in the offer, you may re-elect to participate by submitting a new properly completed election agreement electing to participate in the offer before the expiration date, in accordance with the procedures described in Question and Answer 5 and Section 4. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election to participate or withdrawal we receive before the expiration date.

You may elect to participate in the offer only with respect to all of your Eligible Options. (See Question and Answer 6).

Q35.	Can I change my mind about which options with respect to which I want to participate in the offer?

A35.	No, unless you decide to withdraw your election to participate in the offer completely as to all of your Eligible Options before the offer expires. The offer is made with respect to all Eligible Options held by you and you cannot elect to participate in part as to some, but not all, Eligible Options. Any attempts to elect to participate in the offer with respect to only a portion of your Eligible Options will be void and will be rejected by Nabors. However, you may change your mind with respect to all of your Eligible Options held by you after you have submitted an election to participate at any time before the expiration date by completing and submitting a withdrawal using the voting button in Lisa Wysocki’s email dated November 29, 2007 (or in paper form by mail, email or fax) by following the instructions in Question and Answer 33 and Section 5. If we extend the expiration date, you may change your election to participate or withdraw at any time until the extended offer expires. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election to participate or withdrawal we receive before the expiration date.

Q36.	How should I decide whether or not to elect to participate in the offer with respect to my Eligible Options?

A36.	We understand that the decision whether or not to elect to participate in the offer with respect to Eligible Options will be a challenging one for many eligible employees. Tendering your Eligible Options does have some risks, (see “Risks of Participating in the Offer” on page 18 for information regarding some of these risks), and there are no guarantees that you would not ultimately receive greater value from your Eligible Options, even considering the potential personal tax consequences of keeping them (as described in Section 14) than what we are offering as consideration in the offer. The decision to participate in the offer must be your own. We recommend that you consult with your personal financial, legal and/or tax advisors to determine if participation in the offer is right for you. You may e-mail Lisa Wysocki at Lisa.Wysocki@nabors.com to submit any general questions regarding the terms of the offer or requests for general tax information about the offer. (See Section 3)

Q37.	What happens if I have an option grant that is subject to a domestic relations order or comparable legal document as the result of the end of a marriage?

A37.	As noted above, this is an all or nothing offer, so your participation must be with respect to all or none of the Eligible Options legally owned by you. Because you are the legal owner of the Eligible Options, the Company will respect an election properly made by you and will not be responsible to you or the beneficial owner of the Eligible Options for any errors or consequences of decisions made by you with respect to such an election. (See Section 2)

Q38.	Will my amended options remain nonstatutory stock options for United States tax purposes?

A38.	Yes. Your amended options will remain nonstatutory stock options for purposes of United States tax law.

For more detailed information, please read the rest of this Offer to Amend, and see the tax disclosure set forth under the section entitled “Material United States federal income tax consequences.” (Section 14)

We recommend that you read the tax discussion in this Offer to Amend and discuss the personal tax consequences of nonstatutory stock options with your financial, legal and/or tax advisors. (See Sections 9 and 14)

Q39.	Who can I contact if I need to confirm Nabors’ receipt of my election to participate or withdrawal, I have questions about the offer, I have technical problems with the voting buttons, or if I need additional copies of the offer documents?

A39.	Nabors intends to confirm the receipt of your election to participate or withdrawal by e-mail within two U.S. business days. If you have not received an e-mail confirmation that Nabors has received your response, we recommend that you confirm that Nabors has received your election agreement. If you need to confirm receipt after two U.S. business days have elapsed, you may e-mail Lisa Wysocki at Lisa.Wysocki@nabors.com.

If you experience technical problems with the election to participate or withdrawal procedure, you may e-mail Lisa Wysocki at Lisa.Wysocki@nabors.com.

If you need additional copies of the offer documents, you should e-mail Lisa Wysocki at Lisa.Wysocki@nabors.com Copies will be furnished promptly at Nabors’ expense.

For general questions concerning the offer or general questions about the tax consequences discussed in the offer, please e-mail your questions to Lisa Wysocki at Lisa.Wysocki@nabors.com.

RISKS OF PARTICIPATING IN THE OFFER
     Participating in the offer involves a number of risks, including those described below. This list and risk factors under the heading entitled “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2006 highlight the material risks of participating in the offer. You should carefully consider these risks and you are encouraged to speak with your financial, legal and/or tax advisors as necessary before deciding to participate in the offer. In addition, we strongly urge you to read the sections in this Offer to Amend discussing the personal tax consequences in the United States, as well as the rest of this Offer to Amend for a more in-depth discussion of the risks that may apply to you before deciding to participate in the offer.
     In addition, the offer and our SEC reports referred to above often discuss expectations regarding our future markets, demand for our products and services, and our performance in our annual and quarterly reports, press releases, and other written and oral statements. Statements that relate to matters that are not historical facts are “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These “forward-looking statements” are based on an analysis of currently available competitive, financial and economic data and our operating plans. They are inherently uncertain and investors should recognize that events and actual results could turn out to be significantly different from our expectations. By way of illustration, when used in this document, words such as “anticipate,” “believe,” “expect,” “plan,” “intend,” “estimate,” “project,” “will,” “should,” “could,” “may,” “predict” and similar expressions are intended to identify forward-looking statements. All statements by us regarding our expected future financial position and operating results, our business strategy, our financing plans and expected capital requirements, forecasted trends relating to our services or the markets in which we operate and similar matters are forward-looking statements, and are dependent upon certain risks and uncertainties, including those set forth in this section and other factors elsewhere in this Offer to Amend. You should carefully consider these risks, in addition to the other information in this Offer to Amend and in our other filings with the SEC. The documents we file with the SEC, including the reports referred to above, discuss some of the risks that could cause our actual results to differ from those contained or implied in the forward-looking statements. The safe harbor afforded by the Private Securities Litigation Reform Act of 1995 to certain forward-looking statements does not extend to forward-looking statements made by us in connection with the offer.
     The following discussion should be read in conjunction with the summary financial statements and notes to the financial statements attached and incorporated by reference to this Offer to Amend, as well as our most recent Forms 10-K, 10-Q and 8-K. We caution you not to place undue reliance on forward-looking statements contained in this Offer to Amend, which speak only as of the date hereof.
Economic Risks
If your Eligible Options are amended, there is no guarantee that in the future you will be in a better economic position than you would be if your Eligible Options were not amended.
     The offer was designed in a way that preserves as best as practicable the economic characteristics originally contemplated when the Eligible Options were granted. However, certain future events such as a change in our common share price may result in a lower value realized in the future than you might have realized had you not agreed to the amendment which increased the exercise price of your Eligible Options (even after taking the adverse tax consequences into account). Please consult your own individual tax and/or financial advisor for assistance on how this may affect your individual situation.
Nabors may become insolvent or declare bankruptcy.
     Cash payments will be made from Nabors Industries Ltd.’s general corporate assets, and you may be treated as a general creditor of Nabors Industries Ltd. with respect to the cash payments until such payments are received, subject to laws affecting creditors’ rights and remedies generally and to principles of equity (regardless of whether enforcement is sought in a proceeding of law or equity). In the event of a distribution of our assets upon our insolvency or in the event of our bankruptcy, your cash payment may be delayed or reduced.

Tax-Related Risks
     U.S. federal tax-related risks
     The IRS could change the expected Section 409A tax consequences.
     The U.S. Internal Revenue Service and U.S. Department of Treasury have issued final regulations which will become effective January 1, 2009 but may be relied upon by taxpayers immediately. These regulations confirm that the method of fixing the potential adverse personal tax consequences associated with discounted options that we have employed in the offer, which is based on prior IRS guidance, remains applicable and will be required in order to avoid such tax consequences. However, there is always the possibility that additional guidance with respect to Section 409A and the tax implications of discounted options could be issued and although we have designed the offer in a way that is specifically contemplated in the guidance issued to date by the U.S. Treasury Department and the IRS to avoid adverse tax treatment under Section 409A, we can not guarantee you of any specific tax treatment with respect to the offer or in the future if subsequent guidance is issued that differs from the current guidance or if the tax laws change again in a manner that would adversely affect your amended options. In that event, Nabors does not provide any assurance that an offer similar to this one will be made.
     Taxable events even if amended options are not exercised.
     Any cash payments received for Eligible Options will be subject to regular income tax withholding and employment taxes at the time of receipt. Your resulting tax liability when you file your income tax return could differ from the amount of taxes we are required to withhold and, as a result, it is possible that additional taxes may be due for the year you receive the cash payment.
     State tax-related risks.
     If you are subject to tax in the United States, you should be aware that certain states have laws similar to Section 409A. Consequently you may incur additional taxes, penalties and interest charges under state law provisions. Currently, Texas has no personal income tax, so this is not an issue for eligible employees who reside in Texas or any other location that has no local or state personal income tax. However, for example, California has a provision similar to Section 409A and imposes a 20% tax with regard to discount stock options (in addition to the federal 20% tax and any federal and state income taxes). You should be certain to consult your personal tax advisor to discuss these consequences.
     Tax-related risks for tax residents of multiple or other countries.
     If you are subject to the tax laws in more than one jurisdiction, you should be aware that there may be tax and social security consequences of more than one country that may apply to you. Certain eligible employees may be subject to the tax laws in the United States, and to the tax laws in other countries.
THE OFFER
1. Eligibility.
     You are an “eligible employee” only if (1) you are an employee of Nabors Industries Ltd. or one of our subsidiaries or affiliates as of the last date on which the offer remains open, (2) you are subject to federal income taxation in the United States (an “eligible employee”) and (3) as of the last date on which the offer remains open, you are not and have never been an officer or director of Nabors Industries Ltd. as contemplated by Section 16 of the Exchange Act.
     Unless expressly provided by an agreement between you and Nabors or by the requirements of applicable law, even if you are an eligible employee and you elect to participate in the offer, your employment with Nabors will remain “at will” and can be terminated by you or us at any time, with or without cause or notice. Our executive officers who are officers for purposes of Section 16 of the Exchange Act and our directors are listed on Schedule A to this Offer to Amend are not eligible to participate in the offer.
2. Number of Eligible Options and amount of consideration; expiration date.
     Subject to the terms and conditions of the offer, we will accept for amendment Eligible Options that are held by eligible employees and with respect to which proper elections are made, and are not validly withdrawn, before the expiration date.
     An option to purchase common shares is eligible for the offer only if each of the following conditions is met:
•	the option was granted under either the Nabors Industries, Inc. 1996 Employee Stock Plan or the Nabors Industries, Inc. 1998 Employee Stock Plan (together, the “Nabors Stock Plans”);

•	the option has an original exercise price per share that is less than the fair market value per share of the common shares underlying the option on the option’s grant date, as determined by Nabors for financial accounting purposes (that is, it was granted at a “discount” to the then-current fair market value of the underlying stock);

•	the option was unvested as of December 31, 2004 (but if only a portion of an option grant was unvested as of December 31, 2004, only the unvested portion will be an “Eligible Option”); and

•	the option is held by an eligible employee and is outstanding and unexercised as of the expiration of the period during which the offer remains open.
     As noted above, in order to be eligible, options must be outstanding as of the expiration date. For example, if a particular option grant expires after commencement of the offer, but before the expiration date, that particular option grant is not eligible for the offer.
     This is an all or nothing offer, which means that if you participate, you must elect to amend all your options that are Eligible Options. If you have exercised a portion of an Eligible Option grant, your election will apply to the portion that remains outstanding and unexercised.
     Eligible employee election example
     If you are an eligible employee and you were granted (1) options to purchase 1,000 Nabors common shares, all of which have vested after December 31, 2004, and of which you have already exercised those options with respect to 700 shares, (2) options to purchase 500 Nabors common shares, all of which remain unexercised and vested after December 31, 2004, and (3) options to purchase 1,000 Nabors common shares, all of which remain unexercised and of which 100 shares vested on or before December 31, 2004, you may elect to amend
•	all of your Eligible Options, which includes (1) 300 options under your first option grant, (2) 500 options under your second option grant and (3) 900 options under your third option grant; or

•	none of your options.
     These are your only choices in this example.
     If you have Eligible Options that are subject to a domestic relations order (or comparable legal document as the result of the end of a marriage) and a person who is not an eligible employee beneficially owns a portion of those options, you may elect to participate in the offer with respect to the entire remaining outstanding portion of the Eligible Options if so directed by the beneficial owner as to his or her portion in accordance with the applicable domestic relations order or comparable legal documents. This is an all or nothing offer, so your participation must be with respect to all or none of the Eligible Options legally owned by you. Because you are the legal owner of the

Eligible Options, the Company will respect an election properly made by you and accepted by the Company and will not be responsible to you or the beneficial owner of the Eligible Options for any errors or consequences of decisions made by you with respect to such an election.
     Subject to the terms of the offer and upon our acceptance of the Eligible Options with respect to which you have properly elected to participate in the offer, an Eligible Option with respect to which you elect to participate in the offer will be amended and you will receive certain consideration, as described below:
     1. Your Eligible Options will be amended to increase the exercise price per share to the fair market value of a Nabors common share on the date that Nabors determined the option was actually granted, as determined by Nabors for financial accounting purposes (that is, on the option’s measurement date for financial accounting purposes) (the “new exercise price”). The fair market value of a Nabors common share on the actual grant date is determined under the Nabors Stock Plans as the closing price per share on the national securities exchange on which our common shares were traded on such date.
     If you are an eligible employee and only a portion of your option grant vested or was scheduled to vest after December 31, 2004, then only that portion of the option grant are Eligible Options and will be amended to increase the exercise price. The portion that vested on or before December 31, 2004 is not subject to the adverse personal tax consequences that the offer is designed to allow you to avoid and so that portion of the option grant will not be eligible for inclusion in the offer. Instead, the portion of any option grant that vested on or before December 31, 2004 will remain outstanding in accordance with its original terms, including its original exercise price.
     Your Addendum, which is attached to the email from Lisa Wysocki dated November 29, 2007, lists your Eligible Options, the original exercise price of your Eligible Options, and the new exercise price of the amended options, should you elect to participate in the offer with respect to your Eligible Options.
     If you have other options to purchase Nabors’ common shares that are not subject to the offer, these will be designated on the Addendum as “N/A” to indicate they are not eligible for amendment pursuant to the offer.
     2. In addition, for each tranche of Eligible Options and for which such eligible employee elects to participate in the offer, you will receive a cash payment in an amount equal to the difference between the new exercise price per share of each amended option and the original exercise price per share (the “exercise price increase”), multiplied by the number of unexercised Eligible Options in that tranche (the sum of all such cash payments with respect to all tranches of Eligible Options will constitute the “aggregate exercise price increase”). Your cash payment for all Eligible Options that were amended, less any applicable tax withholdings, will be paid on or about January 18, 2008 (regardless of whether you are an employee of Nabors or any of its subsidiaries or affiliates at the time of payment).
     Your Addendum lists the number of unexercised shares subject to your Eligible Options and the cash payment you will be entitled to receive if you elect to have the Eligible Options amended. Note that your cash payment is subject to any applicable tax withholding upon payment. Your Addendum is attached to the email from Lisa Wysocki dated November 29, 2007. If you hold an option that is listed on the Addendum for which the offer is not applicable (designated by “N/A”), that option is not an Eligible Option and is not subject to amendment.
     Eligible employee Eligible Option example
     You are an eligible employee and you were issued options to purchase 2,000 Nabors common shares with an original exercise price per share equal to $5.00. 400 of the options vested on or before December 31, 2004. Subsequent to the date of grant, the exercise price per share based upon the measurement date of your options for financial accounting purposes was determined to be $6.00. As of the expiration date, 1,400 options were vested (1,000 of which vested after December 31, 2004) and you had not exercised any of the options. Under the offer, 1,600 options will be considered Eligible Options (the 400 options which vested on or before December 31, 2004 are not subject to Section 409A and are therefore not eligible for the offer). If you elect to participate in the offer, then pursuant to the terms of the offer your options will be amended and you will receive the following:

     1. Your Eligible Options will be amended to increase the exercise price to $6.00 per share for 1,600 options. (The exercise price as to the other 400 shares will not be increased.) 1,400 options (including the 400 options that were not amended) will be vested as of the expiration date. Vesting for the remaining 600 options will continue under the vesting provisions of the original option agreement.
     2. You will receive a cash payment equal to $1,600.00, which is the product of the exercise price increase, or $1.00 ($6.00 minus $5.00), multiplied by 1,600 options (the options eligible for amendment as of the expiration date of the offer), less any applicable tax withholding, which will be paid on or about January 18, 2008.
     The vesting schedule of your amended options will not change. As a result, once you cease to be an employee of Nabors or any of its subsidiaries or affiliates, there will be no further vesting of your amended options. No other feature of the affected option will change. For example, the vesting schedule will remain as originally granted — it does not get accelerated or decelerated, and you will not have to restart the vesting schedule. Nor will the expiration date of the option change; it will remain as originally granted.
     All amended options will be subject to the terms of the option plan under which they were granted, and as amended in accordance with the offer. The current form of option agreements under the Nabors Stock Plans are attached as exhibits to the Schedule TO with which the offer has been filed, although your individual option agreement may differ from this form. See Section 9 of this Offer to Amend for a description of the Nabors Stock Plans.
     The expiration date for the offer will be 12:00 midnight, Eastern Time, on December 28, 2007, unless we extend the offer. We may, in our discretion, extend the offer, in which event the expiration date will refer to the latest time and date at which the extended offer expires. See Section 15 of this Offer to Amend for a description of our rights to extend, terminate and amend the offer.
3. Purpose of the offer.
     As a result of our previously disclosed internal investigation related to our historical stock option granting practices, Nabors has determined that the actual measurement dates for financial accounting purposes of certain options granted under the Nabors Stock Plans differ from the recorded grant dates of such awards. These options were issued with an exercise price less than the fair market value of the underlying Nabors common shares on the actual date of grant, as determined by Nabors for financial accounting purposes. With respect to eligible employees, Section 409A provides that options that were granted at a discount and vest after December 31, 2004 will subject the eligible employees to unfavorable personal federal tax consequences. There may also be additional taxes under similar state laws. If the Eligible Options are amended, the unfavorable personal tax consequences, as described in Section 14 of this Offer to Amend, will be eliminated.
     Except as otherwise disclosed in the offer or in our SEC filings, we presently have no plans or proposals that relate to or would result in:
•	any extraordinary transaction, such as a merger, reorganization or liquidation involving the Company;

•	any purchase, sale or transfer of a material amount of our assets;

•	any material change in our present dividend rate or policy, or our indebtedness or capitalization;

•	any other material change in our corporate structure or business;

•	any change in our present board of directors or management, including a change in the number or term of directors or to fill any existing board of directors vacancies or to change any material terms of the employment contract of any executive officer, except that the board of directors is considering adding an additional director — if a suitable candidate is identified, we expect that we will expand the board of directors from seven to eight members;

•	our common shares being delisted from the New York Stock Exchange or not being authorized for quotation in an automated quotation system operated by a national securities association;

•	our common shares becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

•	the suspension of our obligation to file reports pursuant to Section 15(d) of the Exchange Act;

•	the acquisition by any person of an amount of our securities or the disposition of an amount of any of our securities; or

•	any change in our memorandum of association or bye-laws, or any actions that may impede the acquisition of control of us by any person.
     In the ordinary course of business, from time to time, the Company evaluates acquisition or investment opportunities. These transactions may be announced or completed in the ordinary course of business during the pendency of the offer, but there can be no assurance that an opportunity will be available to us or that we will choose to take advantage of an opportunity.
     In the ordinary course of business, the Company makes changes in the composition and structure of its board of directors and/or management. The Company expects that it will continue to make changes in this regard.
     You must make your own decision about whether to participate in the offer. Neither we nor our board of directors makes any recommendation as to whether you should elect to participate in the offer, nor have we authorized any person to make any such recommendation. We recommend that you discuss the personal tax consequences of the offer with your financial, legal and/or tax advisors.
4. Procedures for electing to participate in the offer.
     Proper election to elect to participate in the offer.
     Participation in the offer is voluntary. If you choose to participate in the offer, you must select the “Approve” button in the e-mail from Lisa Wysocki dated November 29, 2007 before 12:00 midnight, Eastern Time on December 28, 2007, unless the offer is extended by us.
     We strongly prefer that you elect to participate in the offer using the voting button as described above, but if you are unable or choose not to utilize this process, you may submit your election by sending your election in the mail or by e-mail or fax using the mailing or e-mail address or fax number listed below. Please allow ample time for any mailed documents to arrive, as they must be received by the expiration date, which, unless extended, is 12:00 midnight, Eastern Time, on December 28, 2007, in order to be accepted. To send your election agreement by mail, e-mail or fax, you must do the following before 12:00 midnight, Eastern Time, on the expiration date:
1.	Print the Addendum and the election agreement terms and conditions (the “election agreement”) attached to Lisa Wysocki’s e-mail dated November 29, 2007.

2.	Properly complete the election agreement by checking the “Accept Offer” box on the last page of the election agreement terms and conditions and signing and dating the page.

3.	Mail, e-mail or fax the properly printed, completed and signed election agreement to:
Lisa Wysocki
Stock Plan Administrator
Nabors Corporate Services, Inc.
515 W. Greens Rd., Suite 1200
Houston, Texas 77067
Fax: 281-775-4349
E-mail: Lisa.Wysocki@nabors.com
     If you are unable to print your election agreement from Lisa Wysocki’s email dated November 29, 2007, you may e-mail Lisa Wysocki at Lisa.Wysocki@nabors.com to receive a paper form of the election agreement.

     Nabors must receive the properly submitted election agreement by the expiration date. The expiration date will be 12:00 midnight Eastern Time, on December 28, 2007, unless we extend the offer. Election agreements may only be submitted using the voting buttons in Lisa Wysocki’s e-mail dated November 29, 2007, mail, e-mail or fax.
     This is an all or nothing offer, which means that if you participate in the offer, you must participate with respect to all of your Eligible Options. To help you determine which of your outstanding options are Eligible Options and to give you the tools to make an informed decision, we provided you an Addendum via attachment to Lisa Wysocki’s e-mail dated November 29, 2007, listing your Eligible Options (including the original exercise price), the new exercise price that will apply if the Eligible Option is amended and the amount of the cash payment with respect to your Eligible Options, if amended. Your Addendum is attached to Lisa Wysocki’s email dated November 29, 2007. If you hold options that are listed on the Addendum for which the offer is not applicable (designated by “N/A”), those options are not Eligible Options and are not eligible for amendment pursuant to the offer.
     Except as noted in Section 5, your election to participate becomes irrevocable at 12:00 midnight Eastern Time, on the expiration date, unless the offer is extended past that time, in which case your election will become irrevocable after the new expiration date. You may change your mind after you have submitted an election agreement electing to participate in the offer and withdraw from the offer at any time before the expiration date, as described in Section 5 of this Offer to Amend. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election to participate or withdrawal we receive before the expiration date.
     The delivery of all documents, including election agreements, is at your risk. Nabors intends to confirm the receipt of your election to participate in the offer by e-mail within two U.S. business days. If you have not received an e-mail confirmation that Nabors has received your election to participate in the offer, we recommend that you confirm that we have received your election to participate in the offer. If you need to confirm receipt after two U.S. business days have elapsed, you may e-mail Lisa Wysocki at Lisa.Wysocki@nabors.com. Only responses that are complete, submitted and actually received by Nabors by the deadline will be accepted. Responses may only be submitted using voting buttons in Lisa Wysocki’s e-mail dated November 29, 2007 or in paper form by mail, e-mail or fax. Responses submitted by any other means, including hand delivery, are not permitted.
     This is a one-time offer, and we will strictly enforce the election period. We reserve the right to reject any election related to options with respect to which you have elected to participate in the offer that we determine is not in appropriate form or that we determine is unlawful to accept. Nabors’ receipt of your election agreement is not by itself an acceptance of your Eligible Options for amendment. Subject to the terms and conditions of the offer, as of immediately following the expiration of the offer, we will accept all Eligible Options for amendment with respect to which a proper election to participate in the offer has been made by an eligible employee.
     Determination of validity; rejection of options; waiver of defects; no obligation to give notice of defects.
     We will determine, at our discretion, all questions as to the validity, form, eligibility (including time of receipt) and acceptance of all election agreements, and whether an option is an Eligible Option. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any election agreement or any options with respect to which elections have been made that we determine are not eligible or in appropriate form or that we determine are unlawful to accept. We will accept all options with respect to which proper elections to participate in the offer are made that are not validly withdrawn. We also reserve the right to waive any of the conditions of the offer or any defect or irregularity in any election or for any particular option holder, provided that if we grant any such waiver, it will be granted with respect to all option holders and options with respect to which elections have been made. No elections will be deemed to have been properly made until all defects or irregularities have been cured by the option holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in elections, nor will anyone incur any liability for failure to give any notice. This is a one-time offer. We will strictly enforce the election period, subject only to an extension that we may grant in our discretion.

     Our acceptance constitutes an agreement.
     Your election through the procedures described above constitutes your acceptance of the terms and conditions of the offer. Our acceptance of your Eligible Options for amendment will constitute a binding agreement between Nabors and you upon the terms and subject to the conditions of the offer.
5. Withdrawal rights and change of election.
     You may withdraw the Eligible Options with respect to which you previously elected to participate in the offer only in accordance with the provisions of this section.
     If you have previously elected to participate in the offer with respect to your Eligible Options, you may withdraw that election with respect to all of your Eligible Options at any time before the expiration date, which is expected to be 12:00 midnight Eastern Time, on December 28, 2007. If we extend the offer, you may withdraw all of these options at any time until the extended expiration date.
     In addition, although we intend to accept all Eligible Options with respect to which valid elections to participate have been made immediately following the expiration of the offer, if for any reason we have not accepted your Eligible Options by 12:00 midnight Eastern Time, on January 28, 2008, you may withdraw your election at any time thereafter prior to our acceptance.
     If you wish to withdraw your election with respect to all of your Eligible Options, you must select the “Reject” voting button in the e-mail from Lisa Wysocki dated November 29, 2007 before 12:00 midnight, Eastern Time, on the expiration date, or if we have not accepted your election by 12:00 midnight Eastern Time on January 28, 2008, at any time thereafter prior to our acceptance.
     Although we strongly prefer that you submit your withdrawal using the voting button as described above, if you wish to withdraw your election and you choose not to submit your withdrawal using this process, you may alternatively submit your withdrawal in paper form by doing the following before the expiration date:
1.	Print your Addendum and the election agreement terms and conditions (the “election agreement”) attached to Lisa Wysocki’s e-mail dated November 29, 2007.

2.	Properly complete the withdrawal by checking the “Reject Offer” box on the last page of the election agreement terms and conditions and signing and dating the page.

3.	Mail, e-mail or fax the properly printed, completed and signed election agreement indicating your withdrawal to:

Lisa Wysocki Stock Plan Administrator Nabors Corporate Services, Inc. 515 W. Greens Rd., Suite 1200 Houston, Texas 77067 Fax: 281-775-4349 E-mail: Lisa.Wysocki@nabors.com
     Please allow ample time for any mailed documents to arrive; a postmark by the expiration date is not sufficient. Nabors must receive your properly completed and signed paper form of withdrawal by mail, e-mail or fax before the expiration date. The expiration date will be 12:00 midnight, Eastern Time, on December 28, 2007, unless we extend the offer. Withdrawals may only be submitted using the voting button in Lisa Wysocki’s email dated November 29, 2007, mail, e-mail or fax. Withdrawals submitted by any other means, including oral and hand delivery, are not permitted. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election to participate or withdrawal we receive before the expiration date.
     You may not rescind any withdrawal. Your elections with respect to withdrawn Eligible Options will be deemed not properly made for purposes of the offer, unless you properly re-elect to participate in the offer with respect to all of your Eligible Options before the expiration date. To re-elect to participate in the offer with respect to all Eligible Options, you must submit a new election agreement electing to participate in the offer using the voting button (or in paper form) before the expiration date by following the procedures described in Section 4 of this Offer to Amend. This new election agreement must be properly completed and submitted after your original election and after your withdrawal.

     Neither we nor any other person is obligated to give you notice of any defects or irregularities in any new election agreement, nor will anyone incur any liability for failure to give any notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of new elections to participate and withdrawals. Our determination of these matters will be final and binding.
     The delivery of all documents, including any new elections to participate and withdrawals, is at your risk. Nabors intends to confirm the receipt of your election to participate in or your withdrawal from the offer by e-mail within two U.S. business days. If you have not received an e-mail confirmation, we recommend that you confirm that we have received your response. If you need to confirm receipt after two U.S. business days have elapsed, you may e-mail Lisa Wysocki at Lisa.Wysocki@nabors.com. Only responses that are complete, submitted and actually received by Nabors by 12:00 midnight Eastern Time, on the expiration date will be accepted. Responses may be submitted only using the voting button or in paper form by mail, e-mail or fax. Responses submitted by any other means, including hand delivery, are not permitted.
6. Acceptance of Eligible Options for amendment, issuance of cash payments and amended options.
     Upon the terms and conditions of the offer, including our rights to terminate the offer, immediately following the expiration date of the offer we will accept for amendment all Eligible Options with respect to which proper elections to participate in the offer have been made that have not been validly withdrawn before the expiration date.
     Subject to the terms and conditions of the offer, if elections with respect to your Eligible Options are properly made and accepted by us, these options will be amended as of the expiration date (on the same date but following the expiration of the offer). We expect that the expiration date will be December 28, 2007 at 12:00 midnight, Eastern Time, unless the offer period is extended. Once Eligible Options with respect to which you elect to participate in the offer are amended, those options will be replaced in full by the amended options.
     If you elect to participate in the offer, in exchange for your Eligible Options you will be entitled to receive amended options and a cash payment, as described in Section 2 of this Offer to Amend. Eligible Options with respect to which you elect to participate in the offer will be amended as of the expiration date (on the same date but following the expiration of the offer). The expiration date will be December 28, 2007 at 12:00 midnight Eastern Time, unless the offer period is extended. Immediately following the expiration of the offer and our acceptance of your election, the document entitled “Amendment to Stock Option Agreement(s) and Agreement to Make Cash Payment,” evidencing the amendment of your Eligible Options and our agreement to make the cash payment, will become effective.
     In addition, the “Amendment to Stock Option Agreement(s) and Agreement to Make Cash Payment” will evidence your right to receive the cash payment for any Eligible Options you elected to amend. Any cash payment owed to you for Eligible Options you have elected to amend will be paid to you, less applicable tax withholding, on or about January 18, 2008. This cash payment will not be subject to any vesting conditions or otherwise be subject to forfeiture.
     With respect to Eligible Options, the official guidance under Section 409A that allows us to offer you the opportunity to avoid unfavorable personal federal income tax consequences by amending your Eligible Options also imposes certain requirements regarding the timing of the cash payment with respect to your Eligible Options. This guidance does not allow the cash payment to be made in the same calendar year in which the Eligible Options are amended. Therefore, the earliest the cash payments can be made to eligible employees who participate in the offer is January 2008.
     Options that we do not accept for amendment will remain outstanding until they expire by their terms and will retain their current exercise price, current exercise terms and current vesting schedule. If you elect to participate in the offer but exercise your Eligible Options prior to expiration of the offer, those options which you exercise will no longer be eligible to be amended in the offer, you will not receive any cash payment for those exercised options, and those options will be subject to the adverse personal tax consequences described in Section 14, as applicable. Your amended options will not be subject to accelerated vesting upon a change of control of Nabors unless your option agreement or any employment agreement with us provides otherwise. Please see Section 14 of this Offer to Amend for a description of the tax consequences to you of participating or not participating in the offer.
7. Conditions of the offer.
     Although we do not currently anticipate any merger or acquisition, if Nabors is acquired prior to the expiration of the offer, we reserve the right to withdraw the offer, in which case your options and your rights under them will remain intact and exercisable for the time period set forth in your option agreement and you will not receive amended options under the offer. Notwithstanding any other provision of the offer, we will not be required to accept any options for amendment, and we may terminate the offer, or postpone our acceptance and amendment of any options for which elections to amend have been made, in each case, subject to Rule 13e-4(f)(5) under the Exchange Act, if at any time on or after the date the offer begins, and before the expiration date, any of the following events has occurred, or has been determined by us to have occurred:
▪	there shall have been threatened or instituted or be pending any action, proceeding or litigation seeking to enjoin, make illegal or delay completion of the offer or otherwise relating in any manner, to the offer;

▪	any order, stay, judgment or decree is issued by any court, government, governmental authority or other regulatory or administrative authority and is in effect, or any statute, rule, regulation, governmental order or injunction shall have been proposed, enacted, enforced or deemed applicable to the offer, any of which might restrain, prohibit or delay completion of the offer or impair the contemplated benefits of the offer to us (see Section 3 of this Offer to Amend for a description of the contemplated benefits of the offer to us);

▪	there shall have occurred:
•	any general suspension of trading in, or limitation on prices for, our securities on any national securities exchange or in an over-the-counter market in the United States,

•	the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States,

•	any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, might affect the extension of credit to us by banks or other lending institutions in the United States,

•	in our reasonable judgment, any extraordinary or material adverse change in United States financial markets generally, including, a decline of at least 10% in either the Dow Jones Industrial Average, the NYSE Index, the Nasdaq Composite Index, or the Standard & Poor’s 500 Index from the date of the commencement of the offer,

•	the commencement or continuation of a war or other national or international calamity directly or indirectly involving the United States, which could reasonably be expected to affect materially or adversely, or to delay materially, the completion of the offer, or

•	if any of the situations described above existed at the time of commencement of the offer and that situation, in our reasonable judgment, deteriorates materially after commencement of the offer;
▪	a tender or offer, other than the offer by us, for some or all of our outstanding common shares, or a merger, acquisition or other business combination proposal involving us, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed or we shall have learned that:

•	any person, entity or group has purchased all or substantially all of our assets,

•	any person, entity or “group” within the meaning of Section 13(d)(3) of the Exchange Act acquires more than 5% of our outstanding common shares, other than a person, entity or group which had publicly disclosed such ownership with the SEC prior to the date of commencement of the offer,

•	any such person, entity or group which had publicly disclosed such ownership prior to such date shall acquire additional common shares constituting more than 1% of our outstanding shares, or

•	any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or made a public announcement reflecting an intent to acquire us or any of our subsidiaries or any of the assets or securities of us or any of our subsidiaries;
▪	there shall have occurred any change, development, clarification or position taken in generally accepted accounting principles that could or would require us to record for financial reporting purposes compensation expense against our earnings in connection with the offer other than as contemplated as of the commencement date of the offer (as described in Section 12);

▪	any change or changes shall have occurred in the business, condition (financial or other), assets, income, operations or stock ownership of Nabors that have resulted or may result, in our reasonable judgment, in a material impairment of the contemplated benefits of the offer to us (see Section 3 of this Offer to Amend for a description of the contemplated benefits of the offer to us); or

▪	any rules or regulations by any governmental authority, the National Association of Securities Dealers, the New York Stock Exchange, or other regulatory or administrative authority or any national securities exchange have been enacted, enforced or deemed applicable to the Company, which might restrain, prohibit, or delay completion of the offer or impair the contemplated benefits of the offer to us (see Section 3 of this Offer to Amend for a description of the contemplated benefits to us).
If any of the above events occur, we may:
▪	terminate the offer and promptly so advise all eligible employees, in which case no Eligible Options will be amended under the offer;

▪	complete and/or extend the offer and, subject to your withdrawal rights;

▪	amend the terms of the offer; or

▪	waive any unsatisfied condition and, subject to any requirement to extend the period of time during which the offer is open, complete the offer.
The conditions to this offer are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them before the expiration of the offer. We may waive any condition, in whole or in part, at any time and from time to time before the expiration of the offer, in our discretion, whether or not we waive any other condition to the offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of such rights, but will be deemed a waiver with respect to that particular circumstance under which we failed to exercise our rights. Any determination we make concerning the events described in this Section 7 will be final and binding upon all persons.

8. Price range of shares underlying the Eligible Options.
     The Nabors common shares that underlie your options are traded on the New York Stock Exchange under the symbol “NBR.” The following table shows, for the periods indicated, the high and low intraday sales price per share of our common shares as reported by the NYSE.

	High	Low
Fiscal Year Ending December 31, 2007
4th Quarter (through November 27, 2007)	$31.23	$26.21
3rd Quarter	$34.10	$27.05
2nd Quarter	$36.42	$29.59
1st Quarter	$32.74	$27.53
Fiscal Year Ended December 31, 2006
4th Quarter	$34.62	$27.26
3rd Quarter	$36.04	$28.35
2nd Quarter	$40.71	$29.75
1st Quarter	$41.35	$31.36
Fiscal Year Ended December 31, 2005
4th Quarter	$39.94	$29.80
3rd Quarter	$36.95	$30.00
2nd Quarter	$31.03	$25.38
1st Quarter	$30.21	$23.10
     On November 27, 2007, the closing sale price of our common shares, as reported by the NYSE was $26.59 per share.
     You should evaluate current market quotes for our common shares, among other factors, before deciding whether or not to participate in the offer.
9. Source and amount of consideration; terms of amended options and cash payments.
     Consideration.
     We will issue cash payments from cash on hand in addition to amended options with respect to Eligible Options for which proper elections have been made as described in Section 2 of this Offer to Amend. If we receive elections from eligible employees of all options potentially eligible for the offer, subject to the terms and conditions of the offer, we will amend options to purchase a total of approximately 3,279,575 of our common shares, or approximately 1% of the total of our common shares outstanding as of November 27, 2007, and the maximum aggregate value of the cash payments made pursuant to the offer will be $3,440,614.
     General terms of amended options.
     If your Eligible Options are amended, you will receive the consideration described in Section 2 of this Offer to Amend. Each amended option will be amended effective as of the expiration date (on the same date but following the expiration of the offer). All amended options will be evidenced by an “Amendment to Stock Option Agreement(s) and Agreement to Make Cash Payment,” and your Addendum, which were attached to Lisa Wysocki’s email dated November 29, 2007.

     Except for the new exercise price of your amended options, the terms and conditions of your amended options will remain the same as the terms and conditions of your Eligible Options. All of the amended options will continue to be nonstatutory stock options for United States tax purposes.
     The following description summarizes the material terms of the Nabors Stock Plans. The Nabors Industries, Inc. 1996 Employee Stock Plan and the Nabors Industries, Inc. 1998 Employee Stock Plan have substantially the same material terms, except as will not substantially and adversely affect your rights or as described herein. Our statements in this Offer to Amend concerning the Nabors Stock Plans and the amended options are merely summaries and do not purport to be complete. The statements are subject to, and are qualified in their entirety by reference to, the Nabors Stock Plans, and the forms of option agreement under the Nabors Stock Plans, which have been filed as exhibits to the Schedule TO of which the offer is a part, although your individual option agreement may differ from this form. Please e-mail Lisa Wysocki at Lisa.Wysocki@nabors.com, to receive a copy of the Nabors Stock Plans, and the forms of option agreement thereunder. We will promptly furnish you copies of these documents upon request at our expense.
     Summary of the Nabors Stock Plans.
     The Nabors Industries, Inc. 1996 Employee Stock Plan permitted the granting of incentive stock options, nonstatutory stock options, stock appreciation rights and stock awards to eligible participants. As of September 30, 2007, the maximum number of common shares subject to options currently outstanding under the Nabors Industries, Inc. 1996 Employee Stock Plan is approximately 15,958,732 shares. No options or other equity awards have been granted under the Nabors Industries, Inc. 1996 Employee Stock Plan after September 30 and none will be granted in the future.
     The Nabors Industries, Inc. 1998 Employee Stock Plan permitted the granting of incentive stock options, nonstatutory stock options, and stock awards to eligible participants. As of September 30, 2007, the maximum number of common shares subject to options currently outstanding under the Nabors Industries, Inc. 1998 Employee Stock Plan is approximately 8,046,097 shares. No options or other equity awards have been granted under the Nabors Industries, Inc. 1998 Employee Stock Plan after September 30, 2007 and none will be granted in the future.
     Term of options.
     The term of options granted under the Nabors Stock Plans is as stated in the option agreements. All amended options granted pursuant to the offer will expire on the same date as the scheduled expiration of the Eligible Options they amend. Amended options will expire earlier upon your termination of employment with Nabors or as otherwise provided in your option agreement or under the Nabors Stock Plan under which they were granted.
     Termination of employment.
     If you are currently an employee of Nabors or one of its subsidiaries or affiliates, your employment will remain “at-will” regardless of your participation in the offer and can be terminated by you or us at any time, with or without cause or notice. If your employment terminates before the expiration date of the offer, you will no longer be eligible to participate in the offer and, therefore, options held by you will no longer be eligible for amendment under the offer. Any election you make to participate in the offer will be cancelled in the event your employment with Nabors and its affiliates terminates before the end of the expiration period. Your options will terminate in accordance with their terms and the terms of the Nabors Stock Plans.
     Options granted under the Nabors Stock Plans are generally not exercisable following the optionee’s employment termination. The specific option agreement under which the options were granted may provide for a limited post-employment exercise period or our committee that has been appointed to administer the Nabors Stock Plans (the “Committee”) may, in its discretion, decide to extend the exercisability of an option following termination of employment but not beyond the maximum option period stated in the original grant agreement.

     If you participate in the offer, any amended options will continue to be subject to the same vesting schedule in place under the terms of your option immediately prior to such amendment. In addition, you will be entitled to receive a cash payment, less any applicable tax withholding, regardless of whether you remain employed with the Company on the actual cash payment date.
     Exercise price.
     The Committee generally determines the exercise price at the time the option is granted. The amended options will have an exercise price per share equal to the fair market value of the underlying stock on the original option’s grant date, as determined by Nabors for financial accounting purposes (that is, on the option’s measurement date for financial accounting purposes).
     Vesting and exercise.
     The Committee generally determines the terms of vesting. Any amended option you receive will be subject to the same vesting schedule as the option it amends, and you will receive vesting credit for any vesting credit that accrued under the original option. That means that upon the expiration date, your amended options will be vested to the same extent and will continue to vest at the same rate as the options they amend. Continued vesting is subject to your continued employment with Nabors through each relevant vesting date.
     Adjustments upon certain events.
     Although we do not currently anticipate any such merger or acquisition, if we merge or consolidate into, or are acquired by, another entity, prior to the expiration of the offer, you may choose to withdraw any options with respect to which you elected to participate in the offer and your options will be treated in accordance with the option plan under which they were granted and with your option agreement. Further, if Nabors is acquired prior to the expiration of the offer, we reserve the right to withdraw the offer, in which case your options and your rights under them will remain intact and remain exercisable for the time period set forth in your option agreement and you will receive no amended options, cash payments or other consideration for the options. If Nabors is acquired prior to the expiration of the offer but does not withdraw the offer, we (or the successor entity) will notify you of any material changes to the terms of the offer or amended options, including any additional adjustments to the exercise price or number or type of shares that will be subject to the amended options and the impact, if any, on the cash payment.
     If we are acquired, it is possible that an acquirer could terminate your employment and therefore, to the extent that you have any amended options received under the offer subject to vesting, such options will cease to vest and will terminate in accordance with their terms. Regardless of whether you remain an employee on the scheduled payment date, you will still receive any payment to which you are entitled as a result of your participation in the offer.
     Finally, if we are acquired after the options with respect to which you have chosen to participate in the offer have been accepted by us for amended options, the treatment of your amended options in such a transaction will be governed by the terms of the transaction agreement or the terms of the Nabors Stock Plan under which they were granted and as amended in accordance with the offer.
     Changes in Capitalization.
     The Nabors Stock Plans generally provide that in the event of any stock split, stock dividend, combination or reclassification, rights offering or other changes in our corporate structure, the Committee will proportionately adjust the number of common shares which may be delivered under the Nabors Stock Plans, and the number and price of common shares subject to outstanding awards thereunder.

     Transferability of options.
     Options granted under the Nabors Stock Plans generally may not be sold, pledged, assigned, hypothecated, transferred or disposed of other than by will or by the applicable laws of descent and distribution or pursuant to a qualified domestic relations order.
     Amendment and termination of the Nabors Stock Plans.
     The board of directors of Nabors Industries Ltd. generally may amend or alter the Nabors Stock Plans at any time and for any reason. However, no amendment may impair the rights of an optionee without his consent. Subject to board approval, the Committee may also make such amendments. Further, without the consent of our shareholders, amendments to the plans may not be made to (i) increase the maximum number of shares subject to the plans, (ii) extend the maximum exercisability period of options, (iii) amend the class of persons eligible to receive awards, or (iv) alter performance goals specified in the plans.
     Registration of shares underlying the options.
     All of the Nabors common shares issuable upon exercise of amended options have been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), on registration statements on Form S-8 filed with the SEC. Unless you are an employee who is considered an affiliate of Nabors for purposes of the Securities Act, you will be able to sell the shares issuable upon exercise of your amended options free of any transfer restrictions under applicable United States securities laws.
     United States federal income tax consequences.
     You should refer to Section 14 of this Offer to Amend for a discussion of the United States federal income tax consequences of the amended options, the options with respect to which you choose to participate in the offer, and the cash payments under the offer as well as the consequences of electing to participate in or rejecting the offer. We strongly recommend that you consult with your own advisors to discuss the consequences to you of participating or not participating in the offer.
     In addition, some states impose additional penalty taxes and interest charges. We recommend that you consult with your financial, legal and/or tax advisors regarding any personal tax consequences, including any state tax consequences.
     Federal income tax consequences in multiple jurisdictions.
     If you are a citizen or resident of the United States, and are also subject to the tax laws of another non-United States jurisdiction, you should be aware that there might be other tax and social insurance consequences that may apply to you. We strongly recommend that you consult with your own advisors to discuss the consequences to you of participating or not participating in the offer.
10. Information concerning the Company.
     Nabors is the largest land drilling contractor in the world with approximately 615 land drilling rigs. We conduct oil, gas and geothermal land drilling operations in the U.S. Lower 48 states, Alaska, Canada, South and Central America, the Middle East, the Far East and Africa. We are also one of the largest land well-servicing and workover contractors in the United States and Canada. We own approximately 610 land workover and well-servicing rigs in the United States, primarily in the southwestern and western United States, and approximately 190 land workover and well-servicing rigs in Canada. Nabors is a leading provider of offshore platform workover and drilling rigs, and owns 48 platform, 19 jack-up units and five barge rigs in the United States and multiple international markets. These rigs provide well-servicing, workover and drilling services. We have a 50% ownership interest in a joint venture in Saudi Arabia, which owns 18 rigs. We also offer a wide range of ancillary well-site services, including engineering, transportation, construction, maintenance, well logging, directional drilling, rig instrumentation, data collection and other support services in selected domestic and international markets.

During the first quarter of 2006 we began to offer subcontracted logistics services for onshore drilling and well-servicing operations in Canada using helicopters and fixed-winged aircraft. We manufacture and lease or sell top drives for a broad range of drilling applications, directional drilling systems, rig instrumentation and data collection equipment, pipeline handling equipment and rig reporting software. We have also made selective investments in oil and gas exploration, development and production activities.
     Nabors was formed as a Bermuda-exempt company on December 11, 2001. Through predecessors and acquired entities, Nabors has been continuously operating in the drilling sector since the early 1900s. Our principal executive offices are located at Mintflower Place, 8 Par-La-Ville Road, Hamilton, HM08, Bermuda. Our phone number at our principal executive offices is (441) 292-1510.
     The financial information included in our annual report on Form 10-K for the fiscal year ended December 31, 2006, and our quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2007 is incorporated herein by reference. Please see Section 18 of this Offer to Amend entitled, “Additional Information,” for instructions on how you can obtain copies of our SEC filings, including filings that contain our financial statements.
     We had a book value per share of $14.45 at September 30, 2007.
     The following table sets forth our ratio of earnings to fixed charges for the periods specified:

COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
(In thousands, except ratio amounts)

			Year Ended December 31, (2)			9 months ended Sep. 30,
			2006	2005	2004	2007	2006
Income before income taxes			$1,470,919	$873,950	$335,838	$854,853	$1,087,394
Less earnings from affiliates, net of dividends			(18,111)	(2,600)	(2,057)	(6,979)	(17,041)
Add amortization of capitalized interest			1,855	1,267	1,017	1,760	1,233
Add fixed charges as adjusted (from below)			49,795	47,867	51,389	43,776	36,342

Earnings	(a	)	$1,504,458	$920,484	$386,187	$893,410	$1,107,928

Fixed charges:
Interest expense:
Interest on indebtedness			$36,518	$19,084	$23,055	$32,448	$26,428
Capitalized			9,495	4,173	1,887	7,524	6,336
Amortization of debt related costs (1)			10,043	25,763	25,452	7,787	7,542
Interest portion of rental expense			3,234	3,020	2,882	3,541	2,372

Fixed charges before adjustments	(b	)	59,290	52,040	53,276	51,300	42,678
Less capitalized interest			(9,495)	(4,173)	(1,887)	(7,524)	(6,336)

Fixed charges as adjusted			$49,795	$47,867	$51,389	$43,776	$36,342

Ratio (earnings divided by fixed charges before adjustments)	(a)/	(b)	25.37	17.69	7.25	17.42	25.96

(1)	Includes deferred financing, discount and premium amortization.
(2)	Excludes discontinued operations.
11. Interests of directors and executive officers; transactions and arrangements concerning the Eligible Options.
     A list of our directors and executive officers (for purposes of Section 16 of the Exchange Act) is attached to this Offer to Amend as Schedule A. None of our executive officers and none of our non-employee directors is eligible to participate in the offer and therefore none of these individuals holds Eligible Options. However, our chief financial officer holds options to purchase our common shares that are subject to potential adverse tax consequences under Section 409A. We have not decided what, if anything, will be done to alleviate such potential adverse tax consequences, but we may give this person the opportunity to participate in a transaction to alleviate such potential adverse tax consequences in the future.
     Neither we, nor any of our directors or executive officers, nor any affiliates of ours were engaged in transactions involving our options to purchase common shares under the Nabors Stock Plans during the 60 days before and including the commencement of the offer.
12. Status of options amended by us in the offer; accounting consequences of the offer.
     Eligible Options that are tendered to us and are accepted by us under the offer will be amended under the Nabors Stock Plans.
     The offer is considered a repricing of options with respect to all Eligible Options and as a result, the Company may record additional stock-based compensation, if any, equal to the originally measured fair value on the date of grant that is yet to be recognized as of the repricing date, plus any incremental compensation attributed to the modification. The determination of incremental compensation will be based on the excess, if any, of the fair value of the repriced options plus the cash payment that is in excess of the fair value of the options just prior to the repricing.
13. Legal matters; regulatory approvals.
     We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our acceptance of options for amendment and issuance of amended options and cash payments as contemplated by the offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency or any New York Stock Exchange listing requirements that would be required to amend the options as contemplated by the offer. Should any additional approval or other action be required, we presently contemplate that we will seek such approval or take such other action. We cannot assure you that any such approval or other action, if needed, could be obtained or the conditions imposed in connection with such approvals would be satisfied or that the failure to obtain any such approval or other action would not result in adverse consequences to our business. Our obligation under the offer to accept elections with respect to Eligible Options and to issue amended options is subject to the conditions described in Section 7 of this Offer to Amend.
     If we are prohibited by applicable laws or proposed tax regulations from amending options on the expiration date, we will not amend any options subject to such provisions. We are unaware of any such prohibition at this time, and we will use reasonable efforts to effect the amendment, but if the amendment is prohibited on the expiration date we will not amend any options subject to such prohibitions.
14. Material United States federal income tax consequences.
     If you participate in the offer.
     As a result of participation in the offer, you may avoid potentially adverse personal tax consequences associated with your Eligible Options. Please read this section carefully, as well as the following section summarizing the potential tax consequences to you if you decide to keep your current options.
     The following is a summary of the material United States federal income tax consequences of participating in the offer for those eligible employees subject to United States federal income tax. This discussion is based on the United States Internal Revenue Code of 1986, as amended, its legislative history, final and proposed tax regulations thereunder and administrative and judicial interpretations (the “Code” or “Internal Revenue Code”) as of the date of this Offer to Amend, all of which are subject to change, possibly on a retroactive basis. The federal tax laws may change and the federal, state and local tax consequences for each eligible employee will depend upon that eligible employee’s individual circumstances. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. We strongly recommend that you consult with your financial, legal and/or tax advisors to discuss the consequences to you of this transaction.
     If you are subject to taxation in the United States, and are also subject to the tax laws of another country, you should be aware that there might be other tax and social insurance consequences that may apply to you. In addition, as of the date of the offer, some states, such as California, impose additional penalty taxes and interest charges. We strongly recommend that you consult with your financial, legal and/or tax advisors to discuss the consequences to you of this transaction.
     We recommend that you consult your financial, legal and/or tax advisors with respect to the federal, state and local tax consequences of participating in the offer, as the related tax consequences to you are dependent on your individual tax situation. You may also e-mail any general questions regarding the terms of the offer or requests for general tax information about the offer to Lisa Wysocki at Lisa.Wysocki@nabors.com.
     Cash payments.
     The cash payment you will receive as part of consideration for your Eligible Options under the offer will be taxable to you as compensation income at the time you receive the payment. We generally will be entitled to a deduction equal to the amount of compensation income taxable to you if we comply with applicable reporting requirements. If you were an employee of Nabors at the time the Eligible Options with respect to which you elected to participate in the offer were granted, any income recognized upon your receipt of a cash payment will constitute wages for which withholding will be required, regardless of your employment status with Nabors and its affiliates at the time of payment.
     Amended options.
     If you are an eligible employee who chooses to participate in the offer with respect to your Eligible Options, you should not be required to recognize income for United States federal income tax purposes at the time of the acceptance and amendment of such options. We believe that the acceptance and amendment of options will be treated as a non-taxable exchange.

     All Eligible Options are nonstatutory stock options for purposes of United States tax law. Your amended options will continue to be nonstatutory stock options for purposes of United States tax law. Under current law, an option holder generally will not realize taxable income upon the grant of a nonstatutory stock option. However, when an option holder exercises the option, the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise will be compensation income taxable to the option holder. As a result of Section 409A of the Internal Revenue Code, however, nonstatutory stock options granted with an exercise price below the fair market value of the underlying stock that have neither a fixed exercise date nor a very limited exercise period following vesting will be taxable to a participant from and after vesting and before he or she exercises an award and will be subject to an extra 20% tax and possible interest tax. However, under applicable transition guidance under Section 409A, for Eligible Options that are not exercised and are amended to comply with an exemption under Section 409A pursuant to this offer, these adverse tax consequences will not apply. After being amended, Eligible Options can be exercised and, as to such options, option holders will experience only the regular tax treatment that applies for non-statutory options, as described above. Consequently, if you elect to participate in the offer, your Eligible Options that are amended should no longer be subject to the adverse personal tax consequences under Section 409A that the offer was designed to allow you to avoid.
     We generally will be entitled to a deduction equal to the amount of compensation income taxable to the option holder if we comply with applicable reporting requirements.
     Upon disposition of the shares acquired upon exercise of any non-statutory option, any gain or loss is treated as capital gain or loss. If you were an employee of Nabors at the time of the grant of the option, any income recognized upon exercise of a nonstatutory stock option generally will constitute wages for which withholding will be required.
     If you are a resident of more than one country, you should be aware that there might be tax and social insurance consequences for more than one country that may apply to you. We strongly recommend that you consult with your financial, legal and/or tax advisors to discuss the consequences to you of this transaction. We strongly recommend that you consult with your financial, legal and/or tax advisors with respect to the federal, state and local tax consequences of participating in the offer. You may also e-mail any general questions regarding the terms of the offer or requests for general tax information about the offer to Lisa Wysocki at Lisa.Wysocki@nabors.com.
     If you do not participate in the offer.
     The following is a summary of the material United States federal income tax consequences of declining to participate in the offer for those eligible employees subject to United States federal income tax. This discussion is based on the United States Internal Revenue Code, its legislative history, final tax regulations thereunder and administrative and judicial interpretations as of the date of this Offer to Amend, all of which are subject to change, possibly on a retroactive basis. The federal tax laws may change and the federal, state and local tax consequences for each eligible employee will depend upon that eligible employee’s individual circumstances. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. If you are subject to taxation in the United States, and are also subject to the tax laws of another country, you should be aware that there might be other tax and social security consequences that may apply to you. In addition, some states, such as California, impose additional penalty taxes and interest charges. However, because the applicable state income tax laws generally use the Internal Revenue Code rules as the basis for the state income tax, if you are subject to such taxes, as to your Eligible Options that are amended in the offer, the adverse personal state income tax consequences should also be avoided.
     We strongly recommend that you consult your own financial, legal and/or tax advisors with respect to the federal, state and local tax consequences of participating in the offer, as the tax consequences to you are dependent on your individual tax situation. You may also e-mail any general questions regarding the terms of the offer or requests for general tax information about the offer to Lisa Wysocki at Lisa.Wysocki@nabors.com.

     Your decision not to participate in the offer with respect to your Eligible Options could result in potentially adverse personal tax consequences to you. Please read this section carefully and talk to your tax advisors about your decision regarding participation in the offer.
     As a result of your participating in the offer, you may avoid potentially adverse personal tax consequences associated with your Eligible Options under U.S. tax law. Section 409A and tax regulations and other guidance issued thereunder provide that stock options issued with an exercise price less than the fair market value of the underlying stock on the date of grant (i.e., granted at a discount) are considered nonqualified deferred compensation and must comply with the operating rules of Section 409A. In order to comply with those operating rules, discounted stock options that vest or will vest after December 31, 2004 must have fixed exercise dates or very limited exercise periods following vesting to avoid early income recognition and an additional 20% tax and possible interest charges.
     None of the Eligible Options have fixed exercise dates or very limited exercise periods following vesting and, therefore, this non-compliance with the operating rules of Section 409A would likely subject the eligible employees to income recognition at exercise (for options exercised in 2007 or 2008) or on January 1, 2009 (or at the date of vesting, if later). Eligible employees would also be subject to an additional 20% penalty tax and possibly an interest tax. Based on currently available guidance, we believe that, for options that are not amended under the offer and not exercised in 2007 or 2008 but outstanding on December 31, 2008, beginning in 2009, or in such later tax year in which such an option vests, eligible employees will have income recognition equal to the difference between the fair market value of the shares and the exercise price (the “spread”) as to the vested shares and will be subject to the 20% tax on the spread. In addition, we believe that during each subsequent tax year (until the option is exercised or expires), eligible employees will be subject to additional annual income and penalty taxes on any incremental increase in value of the underlying stock over the value that was previously taken into account for tax purposes. For Eligible Options exercised during 2007 or 2008, these same tax consequences will apply with respect to the spread but there will be no additional tax consequences for taxable years after the year of exercise. An additional interest tax may also apply, going back to the date of underpayment of federal income taxes on the income required to be reported as described above. The applicable interest rate is the federal underpayment rate plus 1% (currently 9%). Finally, certain states (other than Texas) have laws similar to Section 409A. Consequently, eligible employees may also incur additional taxes, penalties and interest charges under state law provisions. For example, California has a provision similar to Section 409A and imposes a 20% tax with regard to discounted stock options (in addition to the federal 20% tax and any federal and state income taxes).
     Nabors cannot guarantee any particular tax results related to your options; furthermore, there is uncertainty because the proposed tax regulations are not final. However, Nabors will withhold taxes and report income amounts to the IRS and other taxing authorities as required by applicable laws. Because the offer involves complex tax considerations, we urge you to consult your financial, legal and/or tax advisor before you make any decisions about participating in the offer.
     Example: You are an eligible employee who holds options to purchase 1,000 Nabors common shares with an original exercise price per share of $5.00. Subsequent to the date of grant, the exercise price per share based upon the measurement date of your options for financial accounting purposes was determined to be $6.00. On the initial vesting date of January 1, 2009, a total of 250 of the options vest. On December 31, 2009, the fair market value of a Nabors common share is $10.00 per share and there is a total “spread’’ of $1,250.00. Under the currently applicable guidance, assuming that the options are not amended under this offer to eliminate the discount or fix the exercise date or appropriate limit the exercise period, in 2009, you will have taxable income equal to $1,250.00 (the difference between the $10.00 fair market value at year end and $5.00 exercise price multiplied by the 250 options that vest) for federal and state tax purposes at your applicable income tax rates and also owe an additional $250.00 due to the 20% penalty tax imposed under Section 409A (20% of $1,250.00). If you are a California employee, you may owe an additional $250.00 due to the 20% penalty tax imposed under California law. Additionally, in subsequent years you may owe an interest tax with the calculation of such interest tax being based on any underpayment of federal income tax going back to the original date of vesting and you may owe additional taxes in subsequent years, based on an increase in value of the underlying shares in such years. As additional shares vest in later years, these rules will result in additional income, penalty and possible interest taxes in such vesting years, plus federal income tax on incremental appreciation in later years until exercise. If, for example, you are a resident of Texas and your applicable federal tax rate is 35% and you do not elect to participate in the offer with respect to your

Eligible Options and you do not exercise them in 2007or 2008, then starting in 2009, once the Section 409A penalty tax and federal income taxes are added, you could end up paying 55% on the “spread” of a vested option you may not have yet exercised, plus potential interest charges at the federal under-payment rate plus 1% (currently 9%) of the “spread.” If, for example, you are a resident of California and your applicable federal and state income tax rates total of 44.3% and you do not elect to participate in the offer, then, starting in 2009, once the Section 409A and equivalent California penalty taxes are added, you could end up paying approximately 84.3% on the “spread’’ of a vested option you may not have yet exercised, plus potential interest charges, which may be approximately 9% of the “spread.’’ If you do not elect to participate in the offer and you exercise Eligible Options during 2007 or 2008, the spread will be included in your taxable income in the year of exercise, you will also owe the 20% tax on the spread, and you may owe the interest tax going back to the original date of grant, plus payroll taxes and any applicable state taxes. If you reside in a state with a tax similar to Section 409A, additional taxes may apply.
     Please also see Question and Answer 18 for a description of the potential consequences to you if you decide not to participate in the offer and instead keep your current options.
     If you participate in the offer, as to all your Eligible Options that are amended in the offer, you should not be required under current United States law to recognize income for United States federal income tax purposes on the options at the time you choose to participate in the offer. On the expiration date of the offer, you should not be required under current law to recognize income for United States federal income tax purposes with respect to any amended options. However, the cash payment will be subject to any applicable income tax withholding and other payroll taxes when paid to you. In addition, you may have taxable income when you exercise your amended options and when you sell your shares. (See Section 14)
     Uncertainty
     Unfortunately, the IRS continues to issue additional guidance under Section 409A regarding discounted stock rights and the inclusion of amounts relating to such rights in taxable income and the reporting of such amounts. We cannot guarantee the effect of any future IRS guidance and will work as quickly as possible when future guidance is issued to analyze it and provide information to our eligible employees regarding such guidance.
     In addition, some states impose additional penalty taxes and interest charges. However, because the applicable state income tax laws generally use the Internal Revenue Code rules as the basis for the state income tax, if you are subject to such taxes, as to your Eligible Options that are amended in the offer, the adverse personal state income tax consequences should also be avoided. Further, if you are subject to taxation in the United States, and also are subject to taxation in another country, there may be additional tax consequences relating to your participation in the offer. We recommend that you consult with your financial, legal and/or tax advisors regarding any personal tax consequences, including any state tax consequences.
15. Extension of offer; termination; amendment.
     We reserve the right, at our discretion, at any time and regardless of whether or not any event listed in Section 7 of this Offer to Amend has occurred or is deemed by us to have occurred, to extend the period of time during which the offer is open and delay the acceptance for amendment of any options. If we elect to extend the period of time during which the offer is open, we will give you written notice of the extension and delay, as described below. If we extend the expiration date, we will also extend your right to withdraw elections with respect to Eligible Options until such extended expiration date. In the case of an extension, we will issue a press release, e-mail or other form of communication no later than 9:00 a.m., Eastern Time, on the next business day following the previously scheduled expiration date.
     We also reserve the right, in our reasonable judgment, before the expiration date to terminate or amend the offer and to postpone the expiration of the offer (resulting in a delay of our acceptance and amendment of any Eligible Options with respect to which elections have been made) if any of the events listed in Section 7 of this Offer to Amend occurs, by giving written notice of the termination or postponement to you or by making a public announcement of the termination. Our reservation of the right to delay our acceptance and amendment of options with respect to which elections have been made is limited by Rule 13e-4(f)(5) under the Exchange Act which requires that we must pay the consideration offered or return the options promptly after termination or withdrawal of an offer like this.
     Subject to compliance with applicable law, we further reserve the right, before the expiration date, in our discretion, and regardless of whether any event listed in Section 7 of this Offer to Amend has occurred or is deemed by us to have occurred, to amend the offer in any respect, including by decreasing or increasing the consideration offered in the offer to option holders or by decreasing or increasing the number of options being sought in the offer. As a reminder, to the extent that a particular option grant is exercised or expires after commencement, but before amendment under the offer, that particular option grant or the shares as to which it was exercised, as applicable, is not eligible for amendment. Therefore, if we extend the offer for any reason and if a particular option with respect to which an election to participate in the offer was made before the originally scheduled expiration of the offer expires or is exercised after such originally scheduled expiration date but before the actual expiration date under the extended offer, that option or the shares as to which it was exercised, as applicable, would not be eligible for amendment.
     The minimum period during which the offer will remain open following material changes in the terms of the offer or in the information concerning the offer, other than a change in the consideration being offered by us or a change in amount of existing options sought, will depend on the facts and circumstances of such change, including the relative materiality of the terms or information changes. If we modify the number of Eligible Options being sought in the offer or the consideration being offered by us for the Eligible Options in the offer, the offer will remain open for at least ten U.S. business days from the date of notice of such modification. If any term of the offer is amended in a manner that we determine constitutes a material change adversely affecting any holder of Eligible Options, we will promptly disclose the amendments in a manner reasonably calculated to inform holders of Eligible Options of such amendment, and we will extend the offer period so that at least five U.S. business days, or such longer period as may be required by the tender offer rules, remain after such change.
     For purposes of the offer, a “business day” means any day other than a Saturday, Sunday or a United States federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, U.S. Eastern Time.
16. Fees and expenses.
     We will not pay any fees or commissions to any broker, dealer or other person for soliciting elections with respect to the offer.
17. Additional information.
     This Offer to Amend is part of a Tender Offer Statement on Schedule TO that we have filed with the SEC. This Offer to Amend does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with the SEC before making a decision on whether to elect to accept the offer with respect to your options:
     1. Our Annual Report on Form 10-K for our fiscal year ended December 31, 2006, filed with the SEC on March 1, 2007;
     2. Our Quarterly Reports on Form 10-Q for our fiscal quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, filed with the SEC on May 9, 2007, August 3, 2007 and November 1, 2007, respectively;
     2. Our revised definitive Proxy Statement on Schedule 14A for our 2007 annual meeting of shareholders, filed with the SEC on May 3, 2007;
     3. The description of our common shares contained in our Registration Statement on Form S-4, filed with the SEC on January 2, 2002, including any amendments or reports we file the purpose of updating such description; and

     4. Our Current Reports on Form 8-K, filed with the SEC on January 3, 2007; Current Report on Form 8-K, filed with the SEC on February 7, 2007; Current Report on Form 8-K, filed with the SEC on March 29, 2007; Current Report on Form 8-K, filed with the SEC on May 4, 2007; Current Report on Form 8-K, filed with the SEC on June 29,2007; Current Report on Form 8-K, filed with the SEC on July 25, 2007; Current Report on Form 8-K, filed with the SEC on August 10,2007; Current Report on Form 8-K, filed with the SEC on October 5, 2007; Current Report on Form 8-K, filed with the SEC on October 16, 2007; and Current Report on Form 8-K, filed with the SEC on October 24, 2007 (in each case other than the portions of these documents not deemed to be filed).
     The SEC file number for these filings is 001-32657. These filings, our other annual, quarterly and current reports, our proxy statements and our other SEC filings may be examined, and copies may be obtained, at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public on the SEC’s Internet site at www.sec.gov.
     Each person to whom a copy of this Offer to Amend is delivered may obtain a copy of any or all of the documents to which we have referred you, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents, at no cost, by e-mailing Lisa Wysocki at Lisa.Wysocki@nabors.com.
     As you read the documents listed above, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this Offer to Amend, you should rely on the statements made in the most recent document.
     The information contained in this Offer to Amend about us should be read together with the information contained in the documents to which we have referred you, in making your decision as to whether or not to participate in the offer.
18. Financial statements.
     The financial information included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007 is incorporated herein by reference. This financial information may be obtained by accessing our public filings with the SEC by following the instructions in Section 17 of this Offer to Amend.
19. Miscellaneous.
     We are not aware of any jurisdiction where the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the offer will not be made to, nor will options be accepted from the option holders residing in such jurisdiction.
     We have not authorized any person to make any recommendation on our behalf as to whether you should elect to participate in the offer with respect to your options. You should rely only on the information in this document or documents to which we have referred you. We have not authorized anyone to give you any information or to make any representations in connection with the offer other than the information and representations contained in this Offer to Amend and in the related offer documents. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by us.

Nabors Industries Ltd.
November 29, 2007
SCHEDULE A
INFORMATION CONCERNING THE EXECUTIVE OFFICERS
AND DIRECTORS OF NABORS INDUSTRIES LTD.
     The directors and executive officers of Nabors are set forth in the following table:

Name	Position and Offices Held
Eugene M. Isenberg	Chairman and Chief Executive Officer; Director
Anthony G. Petrello	Deputy Chairman, President and Chief Operating Officer; Director
Bruce P. Koch	Vice President and Chief Financial Officer
Mark Andrews	Corporate Secretary
Alexander M. Knaster	Director
James L. Payne	Director
Hans W. Schmidt	Director
Myron M. Sheinfeld	Director
Martin J. Whitman	Director
     None of our executive officers and none of our directors is eligible to participate in the offer. The address of each executive officer and director is: c/o Nabors Industries Ltd., Mintflower Place, 8 Par-La-Ville Road, Ground Floor, Hamilton, HM 08 (Bermuda) and phone number of each executive officer and director is (441) 292-1510

A-1